MASTER REPURCHASE AGREEMENT

                                                        Dated as of May 24, 2006

Between:

BEAR, STEARNS INTERNATIONAL LIMITED

and

111 DEBT ACQUISITION -- TWO, LLC

APPLICABILITY

From time to time the parties hereto may enter into transactions in which Bear, Stearns International Limited ("Buyer") may, in its sole discretion, agree to purchase Eligible Assets from 111 Debt Acquisition -- Two, LLC ("Seller"), with a simultaneous agreement by Buyer to transfer to Seller such Eligible Assets at a date certain or on demand of Seller subject to and in accordance with the exercise of Buyer's remedies under this Agreement, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, as the same shall be amended from time to time.

      1.    DEFINITIONS

            "Accelerated Repurchase Date" shall have the meaning set forth in
      Section 14 of this Agreement.

            "Accepted Servicing Practices" shall mean with respect to any Underlying Asset, those mortgage or mezzanine loan servicing practices of prudent lending institutions which service loans of the same type as such Underlying Asset in the jurisdiction where the related Mortgaged Property directly or indirectly securing such Underlying Asset is located.

            "Act of Insolvency" shall mean with respect to Buyer, Seller, Newkirk or Winthrop, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days,
      (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due.

            "Additional Assets" shall have the meaning set forth in Section 3(a) of this Agreement.

            "Affiliate" shall mean, when used with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

            "Aggregate Investment Capitalization" shall mean, with respect to Newkirk's Investments, the value of the non real estate assets, as calculated by Newkirk and approved by Buyer in its reasonable discretion, plus the value of the underlying real estate assets. The underlying real estate assets will be valued based upon a 10 year discounted cash flow. The discount rate will be 9% and the reversionary capitalization rate will be 11%. The cash flow will be based upon (a) in place rental income through the expiration of the primary term of the lease, and (b) at primary term maturity of a given lease, (i) the lease rate will be the renewal lease rate if the renewal rent is less than Market Rent, and (ii) if the renewal rate is greater than the Market Rent, the post primary term income stream will be based on the Market Rent, with a deduction equal to 35% of nine months Market Rent at the primary term expiration date.

            "Aggregate Margin" shall mean, with respect to all Purchased Assets in aggregate, the excess of the sum of their Market Values over the sum of their Purchase Prices.

            "Agreement" shall mean this Master Repurchase Agreement dated as of May 24, 2006, by and between Buyer and Seller.

            "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage.

            "B Note" shall mean the "B" noteholder's interest in an "A/B" loan structure.

            "Bailee" shall mean an attorney, title company or other closing agent, appointed by Seller and reasonably acceptable to Buyer, who is party to a Bailee Agreement and executes a Trust Receipt in connection with a Table Funded Asset.

            "Bailee Agreement" shall mean a written agreement between Seller and a Bailee relating to the bailment in connection with Table Funded Assets, naming Buyer as a third party beneficiary and substantially in the form of
      Exhibit XIII hereto with such modifications as may be acceptable to Seller and Buyer.

            "BS Repo Agreement" shall mean any Master Repurchase Agreement between Buyer, or any Affiliate of Buyer, and Seller.

            "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.

            "Buyer" shall mean Bear, Stearns International Limited, or any successor.

            "Buyer's Margin Ratio" shall mean, as of any date, a percentage agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the sum of the Purchase Prices of the Purchased Assets on the Purchase Date by the aggregate Market Values on such date for such Transaction.

            "Buyer's Pro Rata Amount" shall mean, with respect to Income received by the Depository in respect of the Purchased Assets and the associated Hedging Transactions, an amount equal to the product of (a) the portion of such Income attributable to the repayment of principal on the Purchased Assets in question and (b) a fraction, the numerator of which is the aggregate original Purchase Price of the Purchased Assets in question and the denominator of which is the then current Market Value of the Purchased Assets in question.

            "Calculation Date" shall mean the last day of each calendar quarter, commencing with May 31, 2006.

            "CDO" shall mean the offering of collateralized debt obligations where Seller or its Affiliate is the depositor or issuer.

            "Change of Control" shall mean the occurrence of any event that results in Seller (i) not being Controlled by Newkirk and/or Winthrop and
      (ii) Newkirk and/or Winthrop not directly owning at least 51% of the ordinary voting power with respect to Seller.

            "Collateral" shall have the meaning set forth in Section 5 of this Agreement.

            "Collection Account" shall mean a segregated interest bearing account established and maintained at the Depository, in the name of and for the benefit of Buyer pursuant to the terms of the Depository Agreement.

            "Collection Period" shall mean with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the Cut-off Date immediately preceding such Remittance Date.

            "Confirmation" shall have the meaning specified in Section 2(b) of this Agreement.

            "Consolidated Aggregate Margin" shall mean the sum of the Aggregate Margin hereunder and the equivalent of the Aggregate Margin under all other BS Repo Agreements.

            "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative thereto.

            "Custodial Agreement" shall mean the Custodial Agreement among the Custodian, Seller and Buyer, as amended, restated, modified and in effect from time to time.

            "Custodial Delivery" shall mean the form executed by Seller in order to deliver the Purchased Asset Schedule and the Purchased Asset File to Buyer or its designee (including the Custodian) pursuant to Section 6, a form of which is attached hereto as Exhibit IV.

            "Custodian" shall mean LaSalle Bank National Association, or any successor Custodian appointed by Buyer and Seller with the prior written consent of Seller (which consent shall not be unreasonably withheld).

            "Cut-off Date" shall mean the second Business Day preceding each Remittance Date.

            "Debt" shall mean, with respect to any Person, without duplication,
      (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been, or should be, in accordance with generally accepted accounting principles, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all Debt in the nature of that referred to in clauses (i) through (vi) above which is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, (viii) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness referred to in clause (i) through (vi) above of any Person, either directly or indirectly, and (ix) all Debt referred to in clauses (i) through (vi) above secured by (or which the holder of such Debt has an existing right, contingent or otherwise, to be secured

      by) any Lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Default" shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

            "Depository" shall mean PNC Bank, National Association, or any successor Depository appointed by Seller and approved by Buyer, which approval shall not be unreasonably withheld, conditioned or delayed.

            "Depository Agreement" shall mean the agreement governing the Collection Account between the Depository and Buyer and Seller and their respective successors and assigns as the same may be modified, amended or supplemented from time to time.

            "Diligence Materials" shall mean the Preliminary Due Diligence Package together with the Supplemental Due Diligence List.

            "Direction Letter" shall mean a letter signed by Seller directing the Servicer to send all Income with respect to the Purchased Assets, as well as any payments in respect of associated Hedging Transactions, to the Collection Account held by the Depository within one (1) Business Day of receipt.

            "Draft Appraisal" shall mean a short form appraisal, "letter opinion of value," or any other form of draft appraisal acceptable to Buyer.

            "Early Repurchase Date" shall have the meaning specified in Section 2(f) of this Agreement.

            "Eligible Assets" shall mean any of the following types of assets, which assets shall not provide for any restrictions (other than notice) on transfer to Buyer and otherwise are acceptable to Buyer in the exercise of its good faith judgment, and are secured directly or indirectly by a property that is a multifamily, retail, office, warehouse, industrial, healthcare-related or hospitality property (or any other property type acceptable to Buyer), is located in the United States of America, its territories or possessions, and meet all of the other requirements of this Master Repurchase Agreement:

                  (i) Participation Interests in Whole Loans, B Notes or
            Mezzanine Loans that are performing (i.e., current and not in monetary or material non-monetary default such that remedies can be exercised by any Person) commercial mortgage loans secured by first liens on or mezzanine loans relating to multifamily and commercial (i.e., retail, office, warehouse, industrial, healthcare-related or hospitality) real property with respect to which the ratio of loan to value as determined by Buyer, in the exercise of its good faith judgment, for the real property securing directly such loan (including for purposes of this calculation, such loan and any loan senior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed the percentage stated in the Confirmation and for which Buyer is a permitted transferee of each Purchased Asset and Underlying Asset pursuant to the terms of the related Participation Agreement or other document creating such Eligible Asset; and

                  (ii) any other investment presented to and approved by Buyer in its sole discretion which does not conform to the criteria set forth in clause (i) above and which Buyer elects in its sole discretion to purchase.

            An Eligible Asset must have the related Purchased Asset File segregated and held by the Custodian. Participation Interests in non-performing loans and loans secured by undeveloped land, coop shares and construction loans are not eligible for inclusion as Eligible Assets.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or
      (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(l1) of ERISA and Section 412(c)(ll) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

            "Event of Default" shall have the meaning set forth in Section 13 of this Agreement.

            "Exit Fee" shall mean, with respect to any Early Repurchase Date, 75 basis points (3/4 of 1 percent) multiplied by the applicable Repurchase Price.

            "Filings" shall have the meaning assigned in Section 5.

            "GAAP" shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

            "Governmental Authority" shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Hedging Transactions" shall mean, with respect to any or all of the Purchased Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller, with Buyer or its Affiliates as counterparties or one or more other counterparties acceptable to Buyer.

            "Income" shall mean, with respect to any Purchased Asset at any time, any principal (including any principal prepayments) thereof and all interest, dividends or other distributions thereon and with respect to any associated Hedging Transaction, all proceeds thereof.

            "Indemnified Amounts" and "Indemnified Parties" shall have the meaning specified in Section 19 of this Agreement.

            "Intercreditor Agreement" shall mean the agreement between Seller and the holder of a senior or junior participation interest in the related Purchased Asset.

            "Investment" shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

            "LIBOR" shall mean, unless otherwise agreed to by the parties hereto, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) calculated on each Pricing Rate Determination Date for the next Pricing Rate Period as equal to the rate for U.S. dollar deposits for a one month period which appears on Telerate Page 3750 as of 10:00 am, New York City time, on such Pricing Rate Determination Date; provided, however, that if such rate does not appear on Telerate Page 3750, "LIBOR" determined on each Pricing Rate Determination Date for the next Pricing Rate Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits are offered in immediately available funds in the London Interbank Market to the London office of National Westminster Bank, Plc (or its successors) by leading banks in the Eurodollar market at 10:00 a.m., New York City time, on the Pricing Rate Determination Date. "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association interest settlement rates for U.S. Dollar deposits). LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such Service.

            "LIBOR Transaction" shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to LIBOR .

            "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the forgoing, and mechanic's, materialmen's and other similar liens and encumbrances.

            "Margin Call" shall have the meaning set forth in Section 3(a) of this Agreement.

            "Margin Deficit" shall have the meaning set forth in Section 3(a) of this Agreement.

            "Market Rent" shall mean, at any point of determination, the then current rentals being charged to new tenants for comparable quality space located on comparable quality property within the subject geographic area of the subject individual property, taking into account and giving effect to, without limitation, such considerations as size, location of the individual property, lease term and level and quality of building construction and space improvements, tenant allowances, and rent concessions, all as determined by Buyer in good faith.

            "Market Value" shall mean, with respect to any Purchased Assets, as of any relevant date, the market value for such Purchased Assets on such date, as determined by Buyer in its sole discretion exercised in good faith and may be determined on each Business Day during the term of this Agreement, or less frequently from time to time if Buyer elects in its sole discretion. Any provision hereof to the contrary notwithstanding, a Market Value of zero shall, unless otherwise determined by Buyer in its sole discretion, be assigned to (i) any Purchased Asset that has been delinquent for at least sixty (60) days, (ii) any Purchased Asset released by the Custodian for more than 10 Business Days other than with the consent of Buyer or (iii) any Purchased Asset has become a specially serviced loan as defined in the applicable servicing agreement.

            "Maximum Aggregate Purchase Price" shall be the excess of $200,000,000 over the outstanding amount advanced under any BS Repo Agreement.

            "MERS" shall mean the Mortgage Electronic Registration Systems, Inc.

            "MERS Underlying Asset" shall mean an Underlying Asset that is registered with MERS.

            "Mezzanine Lender" shall mean the originator of the Mezzanine Loan.

            "Mezzanine Loan" shall mean a loan secured by pledges of all of the equity ownership interests in entities that own directly or indirectly multifamily and commercial (i.e., retail, office, warehouse, industrial, healthcare-related or hospitality) properties.

            "Mezzanine Loan Documents" shall mean any and all documents required in connection with the financing of a Mezzanine Loan.

            "Mezzanine Note" shall mean a note evidencing Mezzanine Loan indebtedness.

            "Moody's" shall mean Moody's Investor Service, Inc. or any successor thereto.

            "Mortgage" shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first priority lien on or a first priority ownership interest in an estate in fee simple in real property or a financeable leasehold interest in real property, and in each case, the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

            "Mortgage Note" shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

            "Mortgaged Property" shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

            "Mortgagor" shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.

            "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "Net Income" shall mean net income determined in accordance with GAAP.

            "New Asset" shall mean any asset that Seller proposes to be included as an Eligible Asset.

            "Newkirk" shall mean The Newkirk Master Limited Partnership.

            "Newkirk Consolidated Leverage Ratio" has the meaning as specified in Section 11(z) of this Agreement.

            "Newkirk Grantor Trust" shall mean the trust created pursuant to the Newkirk Grantor Trust Agreement, together with any replacement thereof or successor thereto.

            "Newkirk Grantor Trust Agreement" shall mean that certain Second Amended and Restated Grantor Trust Agreement dated April 1, 1999 among and between NK-CR T1 Seller LLC, T-Two Partners, L.P., Midland Loan Services, Inc., as Servicer, and LaSalle National Bank, as Grantor Trust Trustee, all as provided therein, as amended by that certain Amendment No. 1 To Second Amended and Restated Grantor Trust Agreement dated as of November 24, 2003, as same may be amended, modified, supplemented, or replaced from time to time.

            "Newkirk Intercompany Loan" shall mean any advances made by T-Two Partner, L.P. to Newkirk.

            "Newkirk Liquid Assets" shall mean the sum of the following unencumbered (other than by liens held by the administrative agent on behalf of the lenders under the Newkirk Master Loan Agreement, dated August 11, 2005) assets of Newkirk and any subsidiaries thereof whose obligations are fully guaranteed by Newkirk: (i) all cash (denominated in United States dollars), (ii) any demand deposits, (iii) marketable securities consisting of short-term (maturity of one year or less) obligations issued or guaranteed as to principal and interest by the United States of America, (iv) short-term certificates of deposit, with a maturity of one year or less, issued by any bank organized under the laws of the United States of America having total assets in excess of $1,000,000,000.00, and (v) any other securities acceptable to Buyer as evidenced by Buyer's written approval.

            "Newkirk/T-Two Loans" shall mean the loans granted under the Newkirk Master Loan Agreement, dated August 11, 2005 among Newkirk, T-Two Partners, L.P., Key Bank National Association, Bank of America, N.A., La Salle Bank, National Association, and Key Bank Capital Markets.

            "Non-Permitted Transferee" shall mean any of the Persons listed on
      Exhibit XI hereto, as the same may be amended from time to time by mutual agreement of Buyer and Seller.

            "Originated Asset" shall mean any asset that is an Eligible Asset and whose Purchased Asset Documents were prepared by or on behalf of Seller or Buyer.

            "Outstanding Purchase Price" shall mean, with respect to any Transaction, the original Purchase Price reduced by all principal payments and paydowns received by Buyer (other than payments with respect to accrued Price Differential) and plus any additional amounts advanced by Buyer in accordance with the terms of this Agreement with respect to the related Eligible Assets.

            "Participation Agreement" shall mean the agreement creating the Participation Interest in the related Whole Loan, Mezzanine Loan or B Note.

            "Participation Certificate" shall mean a certificate evidencing a Participation Interest.

            "Participation Interest" shall mean an undivided interest in a Whole Loan, a Mezzanine Loan or a B Note and which is senior to, junior to or pari passu with other interests created pursuant to the related Participation Agreement.

            "Person" shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

            "Plan" shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

            "Pre-Existing Asset" shall mean any asset that is an Eligible Asset and is not an Originated Asset.

            "Preliminary Due Diligence Package" shall mean with respect to any New Asset, a summary memorandum outlining the proposed transaction, including potential transaction benefits and material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material, together with due diligence information relating to the New Asset to be provided by Seller to Buyer pursuant to this Agreement, including, but not limited to:

            With respect to each Eligible Asset:

            (i)   the Underlying Loan Information;

            (ii)  description of the Mortgaged Property or Mortgaged Properties;

            (iii) description of the Mortgagor, including experience with other projects (real estate owned) and net worth and liquidity statements if available; in the event that such statements are not available, evidence of the credit strength of the Mortgagor acceptable to Buyer;

            (iv) description of the ownership structure of the Mortgagor (including, without limitation, independent director(s)/member(s));

            (v) term sheet outlining the transaction generally, including description of existing or proposed senior debt;

            (vi)  debt service coverage and loan to value ratios;

            (vii) Seller's relationship with the Mortgagor, if any;

            (viii) with respect to any New Asset that is a Pre-Existing Asset, a list that specifically and expressly identifies any Purchased Asset Documents that relate to such New Asset but are not in Seller's possession;

            (ix)  any exceptions to the representations and warranties;

            (x) asset summary books which include, to the extent provided to Seller, the following:

                  (A) loan detail and asset description, including market information on competing properties, terrorism and other insurance coverage;

                  (B)   map, photo;

                  (C)   current rent roll;

                  (D) historical, current and pro forma cash flow and operating information;

                  (E)   appraisal, environmental, engineering summary;

                  (F) information relating to valuation, security or underwriting issues, special or unique loan features and structural issues;

            (xi) Securitization Documents, Intercreditor Agreements, if any, and Participation Agreements;

            (xii) legal opinions delivered with respect to the Eligible Asset in
                  Seller's possession; and

            (xiii) closing binder in respect of the Purchased Asset (or if not yet prepared, an execution copy of the Participation
                  Agreement).

            "Price Differential" shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Outstanding Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

            "Pricing Rate" shall mean, for any Pricing Rate Period with respect to any Transaction, an annual rate equal to LIBOR for such Pricing Rate Period plus the relevant spread for such Transaction as set forth in the Confirmation.

            "Pricing Rate Determination Date" shall mean (i) in the case of the first Pricing Rate Period with respect to any Transaction, the first day on which the Pricing Rate Period begins and (ii) in the case of each subsequent Pricing Rate Period with respect to such Transaction, the related Reset Date.

            "Pricing Rate Period" shall mean, (a) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and including the last day of the month in which the Purchase Date occurs and
      (b) in the case of any subsequent Pricing Rate Period, the period commencing on the first calendar day of each month and ending on and including the last calendar day of such month; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

            "Principal Payment" shall mean, with respect to any Purchased Assets, any payment or prepayment of principal or any proceeds of redemption which are applied to principal and received by the Depository in respect thereof.

            "Prohibited Contact Person" shall have the meaning assigned in
      Section 23 hereof.

            "Purchase Agreement" shall mean the agreement pursuant to which Seller acquired the Purchased Asset.

            "Purchase Date" shall mean the date on which Eligible Assets are to be transferred by Seller to Buyer.

            "Purchase Price" shall mean, with respect to any Purchased Assets, the price at which such Purchased Assets are sold by Seller to Buyer on the applicable Purchase Date as set forth in the Confirmation.

            "Purchased Asset" or "Purchased Assets" shall mean (i) with respect to any Transaction, the Eligible Assets sold by Seller to Buyer in such Transaction until such Eligible Assets are repurchased by Seller pursuant to this Agreement and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer and any Additional Assets delivered by Seller to Buyer pursuant to Section 3(a) of this Agreement until (x) such Eligible Assets are repurchased by Seller pursuant to this Agreement or (y) such Additional Assets are re-delivered to Seller by Buyer pursuant to Section 3 of this Agreement.

            "Purchased Asset Documents" shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

            "Purchased Asset File" shall mean the documents specified as the "Purchased Asset File" in Section 6(b), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

            "Purchased Asset Schedule" shall mean a schedule of Purchased Assets attached to each Custodial Delivery, Trust Receipt and Bailee Letter containing information in the form set forth in Attachment 1 to Exhibit XIII hereto.

            "Remittance Date" shall mean the eleventh (11th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day or such other day of the month as shall be agreed upon by both Buyer and Seller.

            "Repurchase Date" shall mean the date on which Seller is to repurchase the Purchased Assets from Buyer, which shall be the date specified in the related Confirmation or determined by application of the provisions hereof but which shall not be later than three hundred and sixty-four (364) days after the date of the first Transaction under this Agreement.

            "Repurchase Price" shall mean, with respect to any Purchased Assets as of any date, the price at which such Purchased Assets are to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of the Outstanding Purchase Price of such Purchased Assets and the accrued but unpaid Price Differential with respect to such Purchased Assets as of the date of such determination.

            "Requirement of Law" shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority whether now or hereafter enacted or in effect.

            "Reset Date" shall mean, with respect to any Pricing Rate Period other than the first Pricing Rate Period with respect to any Transaction, the second Business Day preceding the first day of such Pricing Rate Period with respect to any Transaction.

            "Securitization Document" shall mean, with respect to any Eligible Assets, any pooling and servicing agreement or other agreement governing the issuance and administration of such Eligible Asset.

            "Securitized Notes" shall mean any and all the individual notes which from time to time are held by the Newkirk Grantor Trust.

            "Seller" shall mean 111 Debt Acquisition -- Two, LLC, a Delaware limited liability company.

            "Servicing Agreement" has the meaning specified in Section 21(b).

            "Servicing Records" has the meaning specified in Section 21(b).

            "Subsidiary" shall mean, with respect to any Person, any corporation, association, limited liability company, partnership or other business entity of which securities or other ownership interests representing more than 50% of either (x) the beneficial ownership interest or (y) ordinary voting power are, at the time as of which any determination is being made, owned or Controlled, directly or indirectly, by such Person.

            "Supplemental Due Diligence List" shall mean, with respect to any New Assets, information or deliveries concerning the New Assets that Buyer shall reasonably request in addition to the Preliminary Due Diligence Package.

            "Survey" shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the Eligible Assets are located) survey of a Mortgaged Property prepared by a registered independent surveyor and in form and content satisfactory to Buyer and the company issuing the Title Policy for such Mortgaged Property.

            "Table Funded Asset" shall mean a Purchased Asset, designated in the related Confirmation as a Table Funded Asset, where the Purchased Asset File is in the custody of the Bailee or en route to the Custodian.

            "Tangible Net Worth" shall mean the excess of stockholder equity over goodwill, each as determined in accordance with GAAP.

            "Title Policy" shall have the meaning specified in paragraph 8 of
      Exhibit VI.

            "Total Asset Value" shall mean, as of the date of determination, the total assets of Winthrop and its Subsidiaries, on a consolidated basis, each as determined in accordance with GAAP, but, as to the assets subject to the Repo Agreement, including only the value of such assets in excess of the debt outstanding under the Repo Agreement.

            "Total Liabilities" shall mean with respect to any Person at any date, the total liabilities of such Person and its consolidated Subsidiaries determined in accordance with GAAP.

            "Transaction Conditions Precedent" shall have the meaning specified in Section 2(b) of this Agreement.

            "Transaction Documents" shall mean, collectively, this Agreement, the Custodial Agreement, the Servicing Agreement and all Confirmations executed pursuant to this Agreement in connection with specific Transactions.

            "Trust Receipt" shall mean a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain Purchased Asset Files which are the property of and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt).

            "UCC" shall have the meaning specified in Section 5 of this Agreement.

            "Underlying Asset" shall mean the Whole Loan, B Note, Mezzanine Loan or other asset approved by Buyer that underlies a Participation Interest.

            "Underlying Loan Information" shall mean, with respect to each Purchased Asset, the information substantially in the form set forth in
      Exhibit IX attached hereto.

            "Underwriting Issues" shall mean, with respect to any New Assets as to which Seller intends to request a Transaction, all material information that has come to Seller's attention that, based on the making of good faith inquiries and the exercise of good faith care and diligence under the circumstances, would be considered a materially "negative" factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Asset Document(s)), to an institutional Buyer in determining whether to originate or acquire the New Assets in question.

            "Whole Loan" shall mean a commercial mortgage loan or note secured by a first lien on multifamily and commercial real property.

            "Winthrop" shall mean Winthrop Realty Trust, Inc.

            "Winthrop Consolidated Leverage Ratio" has the meaning as specified in Section 11(aa) of this Agreement.

            "Winthrop Liquid Assets" shall mean the sum of the following unencumbered assets of Winthrop and any subsidiaries thereof whose obligations are fully guaranteed by Winthrop: (i) all cash, (ii) any demand deposits, (iii) marketable securities consisting of short-term (maturity of one year or less) obligations issues or guaranteed as to principal and interest by the United States of America, (iv) short-term CDs with a maturity of one year or less, issued by any bank organized under the laws of the United States of America having total assets in excess of one billion dollars ($1,000,000,000), and (v) any other securities acceptable to Buyer as evidenced by the Buyer's written approval.

            "Winthrop Loan" shall mean each advance under the revolving loan facility of up to one hundred million dollars ($100,000,000.00) agreed upon between Winthrop and Keybank, National Association.

      2.    INITIATION; CONFIRMATION; TERMINATION; FEES

      (a) On or after the date hereof and subject to the terms and conditions set forth in this Agreement (including, without limitation, the "Transaction Conditions Precedent" specified in Section 2(b) of this Agreement), an agreement to enter into a Transaction shall be made in writing at the initiation of Seller as provided below; provided, however, that entering into any Transaction shall be in Buyer's sole and absolute discretion and that the aggregate Outstanding Purchase Price for all Transactions shall not exceed the Maximum Aggregate Purchase Price. Seller shall give Buyer written notice of each proposed Transaction and Buyer shall inform Seller of its determination with respect to any assets proposed to be sold to Buyer by Seller solely in accordance with
Exhibit X attached hereto. Buyer shall have the right to review all Eligible Assets proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Assets as Buyer determines. The expenses of any such due diligence review shall be paid in accordance with
Section 20 of this Agreement. Upon receipt of all Diligence Materials and other required documentation, Buyer shall complete its due diligence review and financial modeling with respect to the assets proposed to be sold to Buyer by Seller. Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that it shall not purchase any or all of the assets proposed to be sold to Buyer by Seller, such determination to be made in accordance with
Exhibit X attached hereto. On the Purchase Date for the Transaction which shall be not less than one (1) Business Day following the approval of an Eligible Asset by Buyer in accordance with Exhibit X hereto, the Purchased Assets shall be transferred to Buyer or its agent against the transfer of the Purchase Price in immediately available funds to an account designated by Seller. To the extent Buyer enters into a Transaction with Seller with respect to a Purchased Asset which is an Eligible Asset of the type described in clause (ii) of the definition thereof (i.e., such Eligible Asset does not satisfy the characteristics described in clause (i) of the definition thereof), then such asset shall be deemed to be an Eligible Asset for all purposes of this Agreement.

      (b) Upon agreeing to enter into a Transaction hereunder, provided each of the Transaction Conditions Precedent (as hereinafter defined) shall have been satisfied (or waived by Buyer), Buyer shall promptly deliver to Seller a written confirmation substantially in the form of Exhibit I attached hereto of each Transaction (a "Confirmation"). In the absence of execution and delivery by Buyer of a Confirmation for a proposed Transaction, Buyer shall under no circumstance be deemed to have agreed to enter into such Transaction. Such Confirmation shall describe the Purchased Asset(s) (and, in this connection, shall set forth (a) the name of the counterparty with respect to the Purchased Asset, (b) a description (including the date) of the participation agreement or other document, agreement or instrument pursuant to which the related Purchased Asset is made or governed and (c) the initial or then outstanding principal amount of the related Purchased Asset) which shall be the subject of the proposed Transaction, shall identify Buyer and Seller, and shall set forth (i) the Purchase Date, (ii) the Purchase Price for such Purchased Asset(s), (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction and (v) any additional terms or conditions not inconsistent with this Agreement. Each Confirmation shall be deemed incorporated herein by reference with the same effect as if set forth herein at length. With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each Reset Date for the next succeeding Pricing Rate Period for such Transaction. Buyer or its agent shall determine the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on the Reset Date. For purposes of this Section 2(b), the "Transaction Conditions Precedent" shall be deemed to have been satisfied with respect to any proposed Transaction if:

            (1) no Default or Event of Default under this Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;

            (2) Seller shall have certified to Buyer in writing the acquisition cost of such Purchased Assets (including therein reasonable supporting documentation required by Buyer, if any);

            (3) the representations, warranties and covenants made by Seller in any of the Transaction Documents shall be true and correct in respect of the Eligible Asset in question in all material respects as of the Purchase Date for such Transaction;

            (4) Buyer shall have received the Diligence Materials and completed to Buyer's satisfaction its due diligence review and financial modeling with respect to the assets proposed to be sold to Buyer by Seller;

            (5) Buyer or the Custodian on behalf of Buyer shall have received the applicable Transaction documents and other documents and opinions specified in Section 6 of this Agreement. The Custodian shall have delivered a trust receipt satisfactory to Buyer no later than 3 p.m. on the Purchase Date;

            (6) Buyer shall have determined, in accordance with the applicable provisions of Section 2(a) of this Agreement, that the assets proposed to be sold to Buyer by Seller in such Transaction are Eligible Assets;

            (7) after giving effect to the requested Transaction, the sum of the Outstanding Purchase Prices of the Transactions under this Agreement shall not exceed the Maximum Aggregate Purchase Price;

            (8) none of the following shall have occurred and be continuing:

                  (i) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans; or

                  (ii) there shall have occurred a material adverse change in the "repo market" or comparable "lending market";

            (9) on or prior to the Purchase Date for the initial Transaction hereunder and from time to time thereafter as Buyer shall reasonably request, Seller shall have delivered to Buyer an opinion of Seller's counsel, in form and substance reasonably acceptable to Buyer, addressing the matters set forth at Exhibit XII, items 1 through 7; and

            (10) if Seller is unable to make the representation set forth in
      Section 9(b)(xxii)(1) hereof on the Purchase Date for any Transaction, Seller shall have delivered on or prior to the related Purchase Date an opinion of Seller's counsel, in form and substance reasonably acceptable to Buyer, addressing the matters set forth at Exhibit XII, item 8, unless, upon request by Seller to Buyer, Buyer shall have waived such opinion with respect to such transaction (for the avoidance of doubt, failure to provide such opinion or receive a waiver from Buyer shall constitute a representation and warranty by Seller that the statement set forth in
      Section 9(b)(xxii)(1) hereof is true and correct with respect to such Transaction).

Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Transaction hereunder be consummated until such time as Buyer has received all of the following, each in form and substance reasonably satisfactory to Buyer: (i) the fully executed Custodial Agreement and related Trust Receipt; (ii) a Depository Agreement with respect to the Collection Account executed by the Depository; (iii) such legal opinions as Buyer may reasonably require; (iv) a Direction Letter, (v) Seller's organizational documents, to the extent not delivered as of the date hereof, and (vi) an executed Servicing Agreement.

      (c) Each Confirmation shall, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

      (d) Seller may, at its option so long as an Event of Default shall not have occurred and be continuing, increase or decrease the Outstanding Purchase Price with respect to any Transaction subsequent to the Purchase Date; provided, however, that (i) any decrease in the Outstanding Purchase Price shall be subject to an Exit Fee in accordance with Section 2(g) below and (ii) such action on the part of Seller shall not be permitted if it would create a Margin Deficit.

      (e) Each Transaction entered into between Buyer and Seller shall remain outstanding from the initial Purchase Date until the related Repurchase Date, subject however to the provisions of Section 27(o) hereof.

      (f) Seller shall be entitled to terminate a Transaction and repurchase any or all of the related Purchased Assets from Buyer on two (2) Business Days' notice on any Business Day prior to the Repurchase Date (an "Early Repurchase Date"). If Seller terminates any Transaction pursuant to the preceding sentence, Seller shall pay to Buyer, in addition to the related Repurchase Price, an amount equal to the Exit Fee on the Early Repurchase Date. Such notice shall set forth the Early Repurchase Date and shall identify with particularity the Purchased Assets to be repurchased on such Early Repurchase Date. Such notice may be withdrawn by Seller by written notice of such withdrawal to Buyer not later than one (1) Business Day prior to the designated Early Repurchase Date.

                  (i) No Exit Fee will be payable for the early repurchase of
            Purchased Assets resulting from (a) the sale of the Purchased Assets to Buyer, or any of its Affiliates, (b) the sale of the Purchased Assets to Buyer, or any of its Affiliates, under a Master Repurchase Agreement, (c) the sale of the Purchased Assets to a securitization vehicle, including a CDO, for which Buyer, or any of its Affiliates, are acting as part of the underwriting group in a lead or co-manager role or for which Buyer maintains, solely or together with another lead manager, the books related to the underwriting of such securitization (conventionally known as a "book runner" or "co-bookrunner") and with respect to which there is no more than one other lead manager, (d) maturity of the Purchased Assets, (e) contractual defaults by either party to the underlying loan documents and agreements, (f) any paydowns, prepayments or defaults on the Purchased Assets, (g) pay offs resulting from a Margin Call or Market Value calculation dispute between Seller and Buyer including, without limitation, for a Margin Call in accordance with
            Section 13(ix) hereof or (h) Seller's termination of a Transaction in response to a demand by Buyer pursuant to Sections 2(g) or (h) hereof.

                  (ii) Additional Purchased Assets acceptable to Buyer may be substituted and no Exit Fee will be payable in connection with such substitutions.

      On the Repurchase Date, termination of the Transactions will be effected by transfer to Seller or its agent of the Purchased Asset(s) and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 4 of this Agreement) free and clear of all liens, encumbrances, security interests and claims created by Buyer or its Affiliates against the simultaneous transfer in immediately available funds of the Repurchase Price to an account designated by Buyer. Buyer agrees upon receipt of the Repurchase Price to execute and deliver from time to time upon Seller's request, such reassignments and other documentation reasonably requested by Seller to give effect to the forgoing transfers.

      (g) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

                  (i) shall subject Buyer to any tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for any taxes on Buyer's overall net income); or

                  (ii) shall impose, modify or hold applicable any reserve,
            special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR hereunder;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable which is actually incurred by Buyer. If Buyer becomes entitled to claim any additional amounts pursuant to this Section 2(g), it shall promptly notify Seller of the event by reason of which it has become so entitled. In the event that Seller elects to terminate a Transaction in response to a demand by Buyer pursuant to this Section 2(g), no Exit Fee with respect to such termination shall be due by Seller. A certificate as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive and binding upon Seller in the absence of manifest error. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

      (h) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction which is actually incurred by Buyer. A certificate as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive and binding upon Seller in the absence of manifest error. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

      (i) Any provision hereof to the contrary notwithstanding other than the limitations set forth in Section 20 hereof, Seller shall pay all reasonable fees and expenses of Buyer (including all reasonable legal fees) associated with the purchase of any Eligible Asset under this Agreement and shall pay the fees and expenses of counsel to Buyer in connection with the preparation and execution of this Agreement and all other Transaction Documents.

      (j) Any provision hereof to the contrary notwithstanding, Transactions entered into hereunder shall be at the sole discretion of Buyer. Buyer is not required to enter into any Transaction and Buyer may, in its sole discretion, reject for inclusion in any Transaction any Eligible Assets offered for sale hereunder by Seller.

      3.    MARGIN MAINTENANCE

      (a) If at any time the product of the aggregate Market Value of all Purchased Assets and Buyer's Margin Ratio shall be less than the aggregate outstanding Repurchase Price for such Purchased Assets, (a "Margin Deficit"), then Buyer may by notice to Seller on a Business Day (a "Margin Call") require Seller to transfer to Buyer (A) cash or (B) Additional Assets acceptable to Buyer in its sole and absolute discretion (such cash or Additional Assets paid by Seller to Buyer are herein referred to as "Additional Assets"), so that the sum of cash plus the product of (i) the aggregate Market Value of the Purchased Assets and such Additional Assets and (ii) Buyer's Margin Ratio shall at least equal the aggregate outstanding Repurchase Price; provided, however, that unless the Margin Deficit is greater than an amount equal to 3% of the Market Value of all Purchased Assets, the Margin Deficit shall be satisfied only from Seller's aggregate share of Income on all Purchased Assets and, to such extent, shall be payable on the next succeeding Remittance Date and on each Remittance Date thereafter until fully satisfied. Any cash received by Buyer pursuant to a Margin Call shall be applied to reduce the Outstanding Purchase Price upon Buyer's receipt thereof. Seller's failure to cure any Margin Deficit as required by the preceding sentence prior to expiration of one (1) Business Day after notice shall constitute an Event of Default under the Transaction Documents and shall entitle Buyer to exercise its remedies under Section 14 of this Agreement (including, without limitation, the liquidation remedy provided for in Section 14(iv) of this Agreement).

      (b) If any Margin Call is given by Buyer under Section 3(a) of this Agreement prior to 10:00 a.m. New York City time, Seller shall transfer cash or Additional Assets as provided in Section 3(a) by no later than 5:00 p.m. New York City time on the day of such notice. If such notice is given by Buyer at or after 10:00 a.m. New York City time, Seller shall transfer such cash or Additional Assets by no later than 5:00 p.m. New York City time on the next succeeding Business Day. Notice required pursuant to Section 3(a) of this Agreement may be given by any means, including by telephone, telecopier or telegraphic transmission. The failure of Buyer on any one or more occasions, to exercise its rights under Section 3(a) of this Agreement shall not constitute a waiver of such default or change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer or Seller to do so at a later date. Buyer and Seller agree that any failure or delay by Buyer to exercise its rights under Section 3(a) of this Agreement shall not limit such party's rights under this Agreement or otherwise existing by law or in any way create additional rights for such party.

      (c) If at any time the product of the aggregate Market Value of all Purchased Assets and Buyer's Margin Ratio shall be greater than the aggregate outstanding Repurchase Price for such Purchased Assets (a "Margin Excess"), then Seller may by notice to Buyer require Buyer to transfer to Seller (1) cash or
(2) Purchased Assets that become subject to this Agreement as Additional Assets so that the product of (i) the aggregate Market Value of the Purchased Assets and such Additional Assets and (ii) Buyer's Margin Ratio shall not exceed the aggregate outstanding Repurchase Price. In no event shall any Purchased Assets that did not become subject to this Agreement in the form of Additional Assets be released from the lien of this Agreement due to a Margin Excess.

      (d) If any notice is given by Seller under Section 3(c) of this Agreement, Buyer shall transfer cash or Additional Assets as provided in Section 3(c) by no later than one (1) Business Day after the giving of such notice. Notice required pursuant to Section 3(c) of this Agreement may be given by any means, including by telephone, telecopier or telegraphic transmission. Buyer and Seller agree that any failure or delay by Seller on any one or more occasions to exercise its rights under Section 3(c) of this Agreement shall not constitute a waiver of such rights or limit such party's rights under Section 3(c) of this Agreement or otherwise existing by law or in any way create additional rights for such party. In addition, in no event shall Buyer be required to create a Margin Deficit in order to comply with Section 3(d) of this Agreement.

      (e) Any cash transferred to Buyer pursuant to Section 3(a) of this Agreement shall be used to reduce the Repurchase Price.

      (f) Buyer's determination of Market Value shall not be affected by any knowledge qualifiers in Seller's representations and warranties relating to the Purchased Assets.

      (g) The parties agree, for the avoidance of doubt, that Buyer may determine the Market Value of Purchased Assets with such frequency as Buyer elects in its sole discretion exercised in good faith and may be determined on each Business Day during the term of this Agreement, or less frequently from time to time if Buyer elects in its sole discretion.

      4.    INCOME PAYMENTS AND PRINCIPAL PAYMENTS

      (a) The Collection Account shall be established at the Depository concurrently with the execution and delivery of this Agreement by Seller and Buyer. Buyer shall have sole dominion and control over the Collection Account. Seller shall instruct the servicer to deposit all Income in respect of the Purchased Assets, as well as any payments in respect of associated Hedging Transactions, into the Collection Account within one (1) Business Day of receipt. The amounts on deposit in the Collection Account shall be remitted by the Depository in accordance with the Depository Agreement and the applicable provisions of Sections 4(b), 4(c), 4(d), 4(e) and 14 of this Agreement. Seller shall direct the servicer to remit all payments to Depository until such time as Buyer directs the related payor otherwise. If any payments are made by the related payor to Seller after the Purchase Date, or in the event that Seller receives any payments in respect of associated Hedging Transactions after the Purchase Date, Seller shall wire such payments to the Collection Account with the Depository within one (1) Business Day of receipt.

      (b) So long as an Event of Default hereunder shall not have occurred and be continuing and so long as such action would not result in the creation of a Margin Deficit, all Income received by the Depository in respect of the Purchased Assets and the associated Hedging Transactions shall be paid on the Business Day next following the Business Day on which such funds are deposited in the Collection Account, (i) first, to Buyer in an amount equal to the Buyer's Pro Rata Amount thereof, (ii) second, to Buyer in an amount equal to the Price Differential which has accrued and is outstanding and (iii) third, subject to
Section 3(a) hereof, to Seller in an amount equal to the remainder of such Income on such Business Day.

      (c) So long as no Event of Default shall have occurred and be continuing, and in the event that a Margin Deficit exists with respect to the Purchased Assets, then until Seller cures such Margin Deficit, all Income received by the Depository in respect of the Purchased Assets and the associated Hedging Transactions shall be applied by the Depository, pursuant to written instructions provided by Buyer to the Depository (with a copy to Seller), on the Business Day next following the Business Day on which such funds are deposited in the Collection Account as follows:

                  (i) first, if requested by Buyer in its instructions to the
            Depository, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Assets as of such Business Day;

                  (ii) second, to transfer cash to Buyer, so that the product of the aggregate Market Value of the Purchased Assets (including any Additional Assets) and Buyer's Margin Ratio will at least equal the aggregate Outstanding Purchase Price; and

                  (iii) third, to remit to Seller the remainder, if any.

      (d) If an Event of Default shall have occurred and be continuing, all Income (including all Principal Payments) received by the Depository in respect of the Purchased Assets and the associated Hedging Transactions shall be applied by the Depository, pursuant to written instructions provided by Buyer to the Depository (with a copy to Seller), on the Business Day next following the Business Day on which such funds are deposited in the Collection Account as follows:

                  (i) first, to remit to Buyer an amount equal to the Price
            Differential which has accrued and is outstanding in respect of all of the Purchased Assets as of such Business Day;

                  (ii) second, to make a payment to Buyer on account of the
            Outstanding Purchase Price of the Purchased Assets until the Outstanding Purchase Price for all of the Purchased Assets has been reduced to zero; and

                  (iii) third, to remit to Buyer an amount equal to any costs or expenses due and owing by Seller as of such Business Day; and

                  (iv) fourth, to remit to Seller the remainder.

      (e) Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all funds of Seller (but not those of any Affiliate of Seller) held by Buyer or any of its Affiliates against any other obligations at any time owing to Buyer, or an Affiliate of Buyer, to or for the credit of the account of Seller against any of or all the obligations of Seller then due and payable under this Agreement, or under any other contract or agreement of Seller with Buyer or an Affiliate of Buyer, irrespective of whether or not Buyer shall have made any demand under this Agreement (but only upon prior notice to Seller), whereupon such obligations owing by Buyer or its Affiliates to Seller shall, to the extent (and only to the extent) of such set off actually made by Buyer, be discharged. The rights of Buyer under this Section are in addition to other rights and remedies (including other rights of setoff) which Buyer may have.

      5.    SECURITY INTEREST

      Buyer and Seller intend that all Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in the event any such Transaction is deemed to be a loan, Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in, all of the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the "Collateral") to Buyer to secure the payment and performance of all amounts or obligations owing to Buyer pursuant to this Agreement and the related documents described herein:

      (a) the Purchased Assets, including those identified in the Confirmations, Servicing Agreements, Servicing Records, Hedging Transactions, insurance relating to the Purchased Assets, and all "deposit accounts" (as defined in the UCC, including, without limitation, collection and escrow accounts) relating to the Purchased Assets;

      (b) the Collection Account and all monies from time to time on deposit in the Collection Account;

      (c) all "general intangibles" (including "payment intangibles"), "accounts," "chattel paper," "documents" and "instruments" as defined in the UCC relating to or constituting any and all of the foregoing;

      (d) all "supporting obligations" and "letter of credit rights" as defined in the UCC relating to or constituting any and all of the foregoing;

      (e) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, tort claims, insurance claims and other rights to payments, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing; and

      (f)   all proceeds of the foregoing.

      Buyer's security interest in the Collateral shall terminate only upon termination of a Transaction with respect to such Collateral under this Agreement, the Seller's obligations relating to such Transaction and the documents delivered in connection herewith and therewith. For purposes of the grant of the security interest pursuant to this Section 5 of this Agreement, this Agreement shall be deemed to constitute a security agreement under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "UCC"). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of any applicable jurisdiction, including the State of New York. In furtherance of the foregoing,
(i) Buyer shall cause to be filed as a protective filing with respect to the Purchased Assets and as a UCC filing with respect to the security interests granted in this Section 5 (i) a UCC financing statement in the form of Schedule 1-A attached hereto (to be filed in the filing office indicated therein), (ii) amendments to such UCC financing statement in the form of Schedule 1-B attached hereto and having attached to each such UCC financing statement amendment a description of the Purchased Assets which identifies the Purchased Assets by setting forth (a) the name of the Mortgagor with respect to each Purchased Asset, (b) the Participation Agreement (including the date) or other document, agreement or instrument pursuant to which each Purchased Asset was made or is governed, and (c) the initial or then outstanding principal amount of each Purchased Asset, and (iii) such other UCC filings, in such locations as may be necessary to perfect and maintain perfection and priority of the outright transfer and the security interest granted hereby and, in each case, continuation statements and any amendments thereto (collectively, the "Filings"), and shall forward copies of such Filings to Seller upon completion thereof, and (b) Seller shall from time to time, at its own expense, deliver and cause to be duly filed all such further filings, instruments and documents and take all such further actions as may be reasonably necessary or desirable or as may be reasonably requested by Buyer with respect to the perfection and priority of the outright transfer of the Purchased Assets and the security interest deemed granted hereunder and in the Purchased Assets and the rights and remedies of the Buyer with respect to the Purchased Assets (including the payments of any fees and taxes required in connection with the execution and delivery of the Agreement).

      6.    PAYMENT, TRANSFER AND CUSTODY

      (a) On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price in immediately available funds to an account of Seller specified in the Confirmation relating to such Transaction. Buyer shall have the right to request Seller to provide an officer's certificate of Seller with respect to any copy of a document required to be delivered certifying that to its knowledge such represents a true and correct copy of the original.

      (b) On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit IV. In connection with each sale, transfer, conveyance and assignment of a Purchased Asset, on or prior to each Purchase Date with respect to such Purchased Asset, Seller shall deliver or cause to be delivered and released to Buyer or its designee (i) the original Participation Certificate representing the related Participation Interest, (ii) all endorsements and transfer documents sufficient to have the related Participation Interest registered in the name of Buyer or its designee without any further action by Buyer (other than the delivery of such documentation to the appropriate transfer agent), (iii) a copy of the notice from the registered holder of the Participation Certificate to the related senior participant advising such senior participant of the pledge of the Participation Certificate to Buyer hereunder (together with any other documents required in order for Buyer to avail itself of the rights of a pledge under the related Participation Agreement) and (iv) to the extent not otherwise already delivered, the original Participation Agreement. In addition, in connection with each sale, transfer, conveyance and assignment of a Purchased Asset, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered to the Custodian copies of the following documents (collectively, the "Purchased Asset File") pertaining to the Underlying Assets relating to each of the Purchased Assets identified in the related Custodial Delivery to the extent such documents exist and are available to Seller:

            With respect to each Underlying Asset which is a Whole Loan or a B Note, the documents in Clauses (i) through (xxv) below:

                  (i) A copy of the original Mortgage Note bearing all
            intervening endorsements, if any, endorsed "Pay to the order of ______ without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized Person (in the event that the Underlying Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Underlying Asset was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

                  (ii) A copy of any guarantee executed in connection with the
            Mortgage Note (if any) together with an officer's certificate of Seller certifying that such represents a true and correct copy of the original.

                  (iii) Except with respect to MERS Underlying Assets, a copy of the Mortgage with evidence of recording thereon, or a copy thereof together with an officer's certificate of Seller certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Property is located.

                  (iv) Copies of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Property is located.

                  (v) Except with respect to MERS Underlying Assets, a copy of the original Assignment of Mortgage, in blank, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the related Underlying Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that such Purchased Asset was acquired or originated while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

                  (vi) Except with respect to MERS Underlying Assets, copies of all intervening assignments of mortgage with evidence of recording thereon, or copies thereof together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Property is located.

                  (vii) Copies of any attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals.

                  (viii) A copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Asset together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals.

                  (ix) A copy of any assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an officer's certificate of Seller, certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Property is located.

                  (x) Copies of all intervening assignments of assignment of leases and rents, if any, or copies thereof, with evidence of recording thereon.

                  (xi) A copy of the UCC financing statements, certified as true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC assignments from Seller to Buyer or its designee, which UCC assignments shall be in form and substance acceptable for filing.

                  (xii) A copy of any environmental indemnity agreement (if
            any).

                  (xiii) A copy of any omnibus assignment in blank (if any).

                  (xiv) A copy of the disbursement letter from the Mortgagor to the original mortgagee (if any).

                  (xv) A copy of the Mortgagor's certificate or title affidavit
            (if any).

                  (xvi) A survey of the Mortgaged Property (if any) as accepted by the title company for issuance of the Title Policy and a copy of the Title Policy.

                  (xvii) A copy of the Mortgagor's opinion of counsel (if any).

                  (xviii) A copy of any assignment of permits, contracts and agreements (if any).

                  (xix) A copy of any assignment of any interest rate cap
            agreement or other interest rate protection agreement entered into by the Mortgagor or its Affiliates.

                  (xx) A copy of the fully executed intercreditor agreement or any other agreement that allocates assets among the parties, if any.

                  (xxi) A copy of any estoppel letter from the Mortgagor.

                  (xxii) A copy of any executed servicing agreement.

                  (xxiii) A copy of the Purchase Agreement.

                  (xxiv) A copy of any loan agreement.

                  (xxv) Any other documents or instruments necessary in the
            reasonable opinion of Buyer to consummate the sale of such Purchased Asset to Buyer subject to the terms of this Agreement or required to be delivered pursuant to the terms of this Agreement, or, if such Transaction is recharacterized as a secured financing, to create and perfect in favor of Buyer a valid perfected first priority security interest in such Purchased Asset.

            With respect to each Underlying Asset which is a Mezzanine Loan:

                  (i) A copy of the original Mezzanine Note signed in connection with the Purchased Asset bearing all intervening endorsements, if any, endorsed "Pay to the order of _______ without recourse" and signed in the name of the Last Endorsee by an authorized Person (in the event that the Mezzanine Note was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Purchased Asset was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

                  (ii) A copy of the original of the loan agreement and the
            guarantee, if any, executed in connection with the Purchased Asset.

                  (iii) A copy of the original intercreditor or loan
            coordination agreement, if any, executed in connection with the Purchased Asset.

                  (iv) A copy of the original security agreement executed in connection with the Purchased Asset.

                  (v) Copies of all documents relating to the formation and
            organization of the Mortgagor of such Purchased Asset, together with all consents and resolutions delivered in connection with such Mortgagor's obtaining the Purchased Asset.

                  (vi) Copies of all other documents and instruments evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such Purchased Asset, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Asset, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the Underlying Asset.

                  (vii) Except with respect to MERS Underlying Assets, a copy of the assignment of the Underlying Asset (in blank) from the Last Endorsee sufficient to transfer all of such Last Endorsee's rights, title and interest in and to the Underlying Asset.

                  (viii) A copy of the Mortgagor's opinion of counsel (if any).

                  (ix) A copy of the UCC financing statements, certified as true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC assignments from Seller to Buyer or its designee, which UCC assignments shall be in form and substance acceptable for filing.

                  (x) A copy of the pledge agreement and original certificates representing the pledged equity interests (if any).

                  (xi) A copy of the stock powers relating to each pledged
            equity interest, executed in blank, if an original stock certificate is provided.

                  (xii) A copy of the assignment of any management agreements, agreements among equity interest holders or other material contracts.

                  (xiii) Evidence satisfactory to Buyer that the pledged
            ownership interests have been transferred to, or otherwise made subject to a first priority security interest in favor of, Seller.

                  (xiv) Copies of all loan documents and related closing
            documents pertaining to the closing of the senior indebtedness incurred or owed by the owner of the real property with respect to which the Mortgagor of the Mezzanine Loan has pledged its ownership interests, whether directly or indirectly through intermediate entities, including without limitation the organizational documents of such owner together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals.

                  (xv) A copy of an assignment of any interest rate cap
            agreement or other interest rate protection agreement entered into by the Mortgagor under the Purchased Asset or its Affiliates with respect to the Purchased Asset.

                  (xvi) A copy of the original servicing agreement, if any,
            executed in connection with the Purchased Asset.

                  (xvii) A copy of the Purchase Agreement (if any).

                  (xviii) A copy of the Mortgagor's fee title insurance policy in respect of the mezzanine loan and a copy of the related survey.

      With respect to each Purchased Asset which is of the type described in clause (ii) of the definition of Eligible Asset, Seller shall deliver or cause to be delivered to Buyer such documentation as is determined by Buyer to be necessary to effectuate the sale, transfer, conveyance and assignment of such Purchased Asset subject to the terms of this Agreement.

      In addition, with respect to each Purchased Asset, Seller shall deliver an instruction letter from Seller to the servicer with respect to such Purchased Asset, instructing the servicer to remit all sums required to be remitted to the holder of such Purchased Asset under the loan documents to the Depository for deposit in the Collection Account.

      From time to time, Seller shall forward to the Custodian copies of additional documents evidencing any assumption, modification, consolidation or extension of any Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit copies thereof to be delivered hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer's certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver copies of such documents to the Custodian with recording information thereon promptly when they are received. With respect to all of the Purchased Assets, Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to (i) complete and endorse the Purchased Asset and any transfer documents relating thereto and (ii) take such other steps as may be necessary or desirable to enforce Buyer's rights against such Purchased Assets, in each case to the extent permitted by the terms and conditions of this Agreement. Buyer shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Asset Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File. The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller.

      (c) Notwithstanding the provisions of Section 6(b) above requiring the execution of the Custodial Delivery and corresponding delivery of the Purchased Asset File to the Custodian on or prior to the related Purchase Date, with respect to each Transaction involving a Purchased Asset which is identified in the related Confirmation as a Table Funded Asset, Seller shall, in lieu of effectuating the delivery of all or a portion of the Purchased Asset File on or prior to the related Purchase Date, (i) deliver the Purchased Asset File (or the portion thereof not then delivered to the Custodian) to Buyer on or prior to the Purchase Date by means of delivery of the same to the Bailee, (ii) cause the Bailee to deliver to Seller, Buyer and the Custodian by facsimile on or before the related Purchase Date for the Transaction (A) a fully executed Bailee Agreement and Trust Receipt issued by the Bailee thereunder, (B) the promissory note(s) or Participation Certificate(s) in favor of Seller evidencing the making of the Purchased Asset, with Seller's endorsement to Buyer of such note or Participation Certificate, (C) such other components of the Purchased Asset File as Buyer may reasonably require on a case by case basis with respect to the particular Transaction and (D) evidence reasonably satisfactory to Buyer that all documents necessary to perfect Seller's (and, by means of assignment to Buyer on the Purchase Date, Buyer's) interest in the Collateral for the Purchased Asset, and (iii) not later than the third (3rd) Business Day following the Purchase Date, deliver to Buyer the Custodial Delivery and to the Custodian the entire Purchased Asset File.

      (d) Unless an Event of Default shall have occurred and be continuing, Seller shall exercise all voting, corporate and servicing rights with respect to the Purchased Assets. Upon the occurrence and during the continuation of an Event of Default, Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Assets without regard to Seller's instructions (including, but not limited to, if an Act of Insolvency shall occur with respect to Seller, to the extent Seller controls or is entitled to control selection of the special servicer, Buyer may transfer such special servicing to an entity satisfactory to Buyer).

      7. SALE, TRANSFER, HYPOTHECATION, HEDGE OR PLEDGE OF PURCHASED ASSETS

      (a) Title to all Purchased Assets shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase or financing transactions with the Purchased Assets or otherwise hedging, selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Assets, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Assets to Seller pursuant to Sections 2 or 11 of this Agreement or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 4 hereof. Any provision hereof to the contrary notwithstanding, Buyer agrees not to engage in repurchase or financing transactions with the Purchased Assets or otherwise hedge, sell, transfer, pledge, repledge, hypothecate, or rehypothecate the Purchased Assets, to any Non-Permitted Transferee.

      (b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or an Affiliate of Seller.

      8. SUBSTITUTION; SEGREGATION OF DOCUMENTS RELATING TO ELIGIBLE ASSETS

      (a) Substitution of Eligible Assets is subject to satisfaction of the conditions to the acquisition of the Purchased Assets.

      (b) All documents relating to Purchased Assets in the possession of Seller shall be segregated from other documents and securities in its possession and shall be identified as being subject to this Agreement.

      9. REPRESENTATIONS

      (a) Buyer and Seller each represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, to the other that:

                  (i) it is duly authorized to execute and deliver this
            Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

                  (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

                  (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal);

                  (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect; and

                  (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

      (b) Seller represents and warrants to Buyer that, except as otherwise disclosed to Buyer in writing, as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and any Transaction thereunder and as of the date of this Agreement and at all times while this Agreement and any Transaction thereunder is in full force and effect:

                  (i) Organization of Seller. Seller is duly organized, validly existing and in good standing as a Delaware limited liability company and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller's business. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

                  (ii) Due Execution; Enforceability. The Transaction Documents
            have been duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors' rights generally and to equitable principles.

                  (iii) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the formation, organizational or other governing documents of Seller, (ii) any contractual obligation to which such party is now a party or the rights under which have been assigned to such party or the obligations under which have been assumed by such party or to which the assets of such party are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of such party, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to such party, or (iv) any applicable Requirement of Law. Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Purchased Assets and for the performance of its obligations under the Transaction Documents.

                  (iv) Litigation; Requirements of Law. There is no action,
            suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller or any of its assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller which may result in any material adverse change in the business, operations, financial condition, properties, or assets of Seller, or which may have an adverse effect on the validity of the Transaction Documents or the Purchased Assets or any action taken or to be taken in connection with the obligations of Seller under any of the Transaction Documents. Seller is in compliance in


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

            all material respects with all Requirements of Law. Seller is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

                  (v) No Broker. Seller has not dealt with any broker,
            investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

                  (vi) Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Assets by Buyer from Seller, such Purchased Assets are free and clear of any lien, encumbrance or impediment to transfer (including any "adverse claim" as defined in Section 8-102(a)(l) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Assets to Buyer and, upon transfer of such Purchased Assets to Buyer, Buyer shall be the owner of such Purchased Assets free of any adverse claim (other than any adverse claims or liens created by Buyer). In the event the related Transaction is recharacterized as a secured financing of the Purchased Assets, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Purchased Assets and Buyer shall have a valid, perfected first priority security interest in the Purchased Assets.

                  (vii) No Default. No Default or Event of Default exists under or with respect to the Transaction Documents.

                  (viii) Eligibility Criteria Regarding Underlying Assets and
            Representations and Warranties Regarding the Purchased Assets; Delivery of Purchased Asset File. Seller represents and warrants to Buyer that each Underlying Asset relating to a Purchased Asset sold in a Transaction hereunder, as of each Purchase Date for such Transaction, conforms to the applicable representations and warranties set forth in Exhibits VI and VII hereto and that each Purchased Asset conforms to the representations and warranties set forth in Exhibit VIII and, in the case of both the Underlying Asset and the Purchased Asset, any representations and warranties made by Seller pursuant to Section 9(d). It is understood and agreed that the representations and warranties made by Seller set forth in Exhibits VI, VII and VIII and any representations and warranties made by Seller pursuant to Section 9(d) hereof shall survive delivery of the related Purchased Asset File to Buyer or its designee (including the Custodian). Any provision of this Agreement to the contrary notwithstanding, with respect to any Purchased Asset purchased by Seller from Buyer or its Affiliates, Seller shall make to Buyer only those representations and warranties with respect to such Purchased Asset as were made to Seller in connection with its acquisition thereof. Seller or its designee is in possession of a complete, true and accurate Purchased Asset File with respect to each Purchased Asset, except for such documents as have been delivered to Buyer. Any provision hereof to the contrary notwithstanding, Buyer's remedy for a breach of any representation and warranty with respect to any Purchased Asset or related Underlying Asset, notwithstanding any knowledge qualifier, shall be to determine the Market Value of such Purchased Asset in light of such breach (without regard to any knowledge qualifiers) and such breach, in and of itself, shall not constitute an Event of Default or be, in and of itself, the basis of a suit for damages against Seller (for the avoidance of doubt this does not include the possibility of an Event of Default for failure to satisfy a Margin Call by Buyer pursuant to Section 3(a) of this Agreement); provided, however, that in the event that a breach of any representation and warranty causes a breach of some other covenant of Seller hereunder (such as to maintain adequate margin), then Buyer shall be entitled to exercise all rights and remedies granted to it hereunder.

                  (ix) Adequate Capitalization: No Fraudulent Transfer. Seller
            has, as of such Purchase Date, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller's execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

                  (x) Consents. No consent, approval or other action of, or
            filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

                  (xi) Organizational Documents. Seller has delivered to Buyer certified copies of its formation, organizational and other governing documents, together with all amendments thereto.

                  (xii) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Assets and (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Assets.

                  (xiii) Federal Regulations. Seller is not (A) required to
            register as an "investment company," or a company "controlled by an investment company," under the Investment Company Act of 1940, as amended, or (B) a "holding company," or a "subsidiary company of a holding company," or an "Affiliate" of either a "holding company" or a "subsidiary company of a holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  (xiv) Taxes. Seller has filed or caused to be filed all tax returns which to the knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority; no tax liens have been filed against any of Seller's assets and, to Seller's knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

(xv)     ERISA.  Seller does not have any Plans.

                  (xvi) Judgments/Bankruptcy. Except as disclosed in writing to
            Buyer, there are no judgments in excess of $100,000 against Seller unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller.

                  (xvii) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or to Seller's knowledge omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  (xviii) Financial Information. All financial data concerning
            Seller and to Seller's knowledge the Purchased Assets that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects as of the date of the related financial statement and has been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller, Newkirk or Winthrop or to Seller's knowledge the Purchased Assets, or in the results of operations of Seller, which change is reasonably likely to have in a material adverse effect on Seller.

                  (xix) Chief Executive Office. On the date of this Agreement,
            Seller's chief executive office and principal place of business is located at 7 Bullfinch Place, Suite 500, Boston, Massachusetts 02114. The location where Seller keeps its books and records, including all computer tapes and records relating to the Eligible Assets is its chief executive office.

                  (xx) Purchase Agreement Representations and Warranties. Seller
            has provided Buyer with a copy of the Purchase Agreement (to the extent applicable) containing representations and warranties made to Seller by the party designated as seller under such Purchase Agreement.

                  (xxi) True Sale. With respect to each Transaction, either (1)
            Seller has acquired the related Purchased Assets for fair value in an arms length transaction with a third-party unrelated to Seller or any of its Affiliates or (2) Seller acquired the related Purchased Assets from a related party in a transaction that constitutes a true sale for legal, tax and accounting purposes.

      (c) On the Purchase Date for any Transaction and except as otherwise disclosed to Buyer in writing, Seller shall be deemed to have made all of the representations set forth in Section 9(b) of this Agreement as of such Purchase Date.

      (d) Seller agrees to make to Buyer the representations and warranties regarding each Purchased Asset that were made to Seller in connection with Seller's acquisition of such Purchased Asset (if any); provided, however, that a breach of any such representation and warranty shall entitle Buyer to the same rights and remedies as would a breach of any of the representations and warranties set forth in Exhibits VI, VII and VIII hereto, and no others.

      10. NEGATIVE COVENANTS OF SELLER

      On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

      (a) take any action which would directly or indirectly impair or adversely affect Buyer's title to or security interest in the Purchased Assets;

      (b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Assets (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Assets with any Person other than Buyer;

      (c) create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Assets or create, incur or consent to any lien, encumbrance or security interest in or on the related Underlying Assets, except as described in Section 5 of this Agreement;

      (d) consent or assent to any material amendment or supplement to, or termination of, any Securitization Document, any note, loan agreement, mortgage or guaranty relating to the Purchased Assets or other material agreement or instrument relating to the Purchased Assets or the related Underlying Assets other than in accordance with Section 6(d);

      (e) use any of the Purchase Price for any Purchased Asset either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, or take any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

      (f) after the occurrence and during the continuation of any Default or Event of Default, make any distribution, payment on account of, or set apart assets for any equity or ownership interest of Seller, or for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect to any equity or ownership interest of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller; provided, however, that the foregoing shall not restrict Seller from making distributions, from assets other than the Purchased Assets, required to maintain the Seller's status under the Code as a real estate investment trust ("REIT") within the meaning of Section 856 through 860 of the Code, in the event Seller then qualifies as a REIT under the Code; or

      (g) file a UCC financing statement, with respect to a Purchased Asset, or an amendment or termination statement with respect to a UCC financing statement with respect to such Purchased Asset, except as approved by Buyer in each instance.

      11. AFFIRMATIVE COVENANTS OF SELLER

      (a) Seller shall promptly notify Buyer of any material adverse change in its business operations and/or financial condition; provided, however, that nothing in this Section 11 shall relieve Seller of its obligations under this Agreement.

      (b) Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 9.

      (c) Seller (1) shall defend the right, title and interest of Buyer in and to the Purchased Assets against, and take such other action as is necessary to remove, the liens, security interests, claims and demands of all Persons (other than liens, security interests, claims and demands by or through Buyer) and (2) shall, at Buyer's request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

      (d) Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than the second (2nd) Business Day after obtaining actual knowledge of such event.

      (e) Seller shall promptly (and in any event not later than two (2) Business Days following receipt) deliver to Buyer (i) any notice of the occurrence of an event of default under or report received by or required to be delivered by Seller pursuant to the Securitization Documents; (ii) any notice of transfer of servicing under the Securitization Documents and (iii) any other information with respect to the Purchased Assets as may be reasonably requested by Buyer from time to time.

      (f) Seller will permit Buyer or its designated representative to inspect Seller's records with respect to the Purchased Assets and the Underlying Assets and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller.

      (g) If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer's agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly endorsed by Seller to Buyer, if required, together with an undated bond power covering such certificate duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer or to the Depository on behalf of Buyer, hold such money or property in trust for the benefit of Buyer, segregated from the other funds of Seller, as additional collateral security for the Transactions.

      (h) At any time from time to time upon request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument, negotiable document, certificated security or chattel paper, such note, instrument, document, security or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith. Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all Purchased Assets, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Seller is an organization, the type of organization and any organization identification number issued to Seller, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Seller agrees to furnish any such information to Buyer promptly upon request. Seller also ratifies its authorization for Buyer to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

      (i) Seller shall provide Buyer with the following financial and reporting information:

                  (i) Within 60 days after the last day of the first three
            fiscal quarters in any fiscal year, Newkirk's and Winthrop's unaudited consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter (which statements and balance sheets shall separately break out the statements of income and changes in cash flow and balance sheets of Newkirk and Winthrop), in each case presented in Newkirk's and Winthrop's usual form as previously approved by Buyer;

                  (ii) Within 90 days after the last day of its fiscal year,
            Newkirk's and Winthrop's audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year (which statements and balance sheets shall separately break out the statements of income and changes in cash flow and balance sheets of Newkirk and Winthrop), in each case presented in Newkirk's and Winthrop's usual form as previously approved by Buyer;

                  (iii) Within 60 days after the last day of each calendar
            quarter in any fiscal year, an officer's certificate from Seller addressed to Buyer certifying that, as of such calendar month, (x) Seller is in compliance with all of the terms, conditions and requirements of this Agreement, and (y) no Event of Default exists;

                  (iv) Within 20 days after the last day of each calendar month in any fiscal year, any and all property level financial information with respect to the Purchased Assets that is in the possession of Seller or an Affiliate, or such other information as may be mutually determined and agreed upon in writing by both Buyer and Seller, including, without limitation, rent rolls and income statements; and

                  (v) Within 10 Business Days of receipt by Seller, a monthly reporting package with respect to the Purchased Assets containing all information set forth on Exhibit III attached hereto; provided, however, that if such information is not received by Seller, it shall have no obligation under this clause (v).

      (j) Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

      (k) Seller, Newkirk and Winthrop shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

      (l) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay or cause to be paid and discharge all taxes, levies, liens and other charges on its assets and on the Purchased Assets that, in each case, in any manner would create any lien or charge upon the Purchased Assets, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

      (m) Seller shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office and of any change in Seller's name or the places where the books and records pertaining to the Purchased Assets are held not less than fifteen (15) Business Days prior to taking any such action.

      (n) Seller will maintain records with respect to the Purchased Assets and the conduct and operation of its business with no less a degree of prudence than if the Purchased Assets were held by Seller for its own account and will furnish

Buyer, upon request by Buyer or its designated representative, with information reasonably obtainable by Seller with respect to the Purchased Assets and the conduct and operation of its business.

      (o) Seller shall provide Buyer with access to operating statements, the occupancy status and other property level information with respect to the Mortgaged Properties that are either in Seller's possession or reasonably obtainable by Seller, plus any such additional reports as Buyer may reasonably request.

      (p) Seller hereby covenants and agrees that all interest and original issue discount received or accrued with respect to the Purchased Assets shall be treated as portfolio interest within the meaning of Sections 871(h) and 881(c) of the Internal Revenue Code, as amended, and no amount will be required to be deducted from any remittance on the Purchased Assets on account of withholding tax or otherwise.

      (q) Seller shall notify Buyer in writing of any proposed extension or material modification of any Purchased Asset not less than ten (10) Business Days prior to taking any such action and shall reasonably provide Buyer with any documentation required for such Purchased Asset to be modified or extended after any such action has been taken.

      (r) Seller shall be solely responsible for the fees and expenses of Custodian.

      (s) Seller shall, and shall cause each entity servicing any Purchased Assets to, promptly notify Buyer in writing of any payment in full or reasonably anticipated payment in full of a Purchased Asset.

      (t) Seller shall, if so requested by Buyer, cooperate in good faith with Buyer in order to have any Purchased Asset registered in the name of Buyer or its designee.

      (u) Seller, from and after the initial Purchase Date, shall maintain in immediately available funds as of any date of determination an amount equal to the excess of (1) $20,000,000 over (2) the Consolidated Aggregate Margin.

      (v) Newkirk's and Winthrop's investment policies and objectives shall not be materially changed, altered or modified, either formally or in practice from directly and indirectly acquiring, holding, financing, managing and disposing of loans and other investments related to real estate assets and real estate operating companies primarily located in the United States, including but not limited to first mortgage loans, junior participations in first mortgage loans, mezzanine loans, equity investments and preferred equity at the property, property holding company or corporate levels and to engage in such activities as are related or incidental to the foregoing.

      (w) The Tangible Net Worth of Newkirk shall not at any time be less than the sum of $400,000,000 plus 75% of the amount received by Newkirk in respect of any equity issuance after the date hereof.

      (x) The Tangible Net Worth of Winthrop shall not at any time be less than the sum of $200,000,000 plus 75% of the amount received by Winthrop in respect of any equity issuance after the date hereof.

      (y) The Tangible Net Worth at Newkirk and Winthrop shall not decline more than 15% during any calendar quarter, and may not decline more than 30% during any trailing twelve consecutive month period.

      (z) The Newkirk Consolidated Leverage Ratio, i.e. the quotient resulting from dividing (i) the sum of (1) Newkirk's Debt relating to its Investments and
(2) the aggregate amount of T-Two Partner, L.P.'s Debt (including, without limitation, the outstanding balance of the Newkirk/T-Two Loans, but excluding the outstanding balance of the Securitized Notes and the Newkirk Intercompany
Loan) by (ii) the aggregate of (1) Aggregate Investment Capitalization of Newkirk's Investments, plus (2) all cash and cash equivalents of Newkirk and the Newkirk Subsidiaries all as reasonably determined by Buyer prior to May 24, 2006, shall at all times be less than seventy five (75%) percent.

      (aa) The Winthrop Consolidated Leverage Ratio, i.e. the quotient resulting from dividing (i) the sum of (1) the Winthrop's and the Winthrop Realty Trust's Debt relating to its Investments (including, without limitation, the outstanding balance of the Winthrop Loan, but excluding the Debt under the BS Repo Agreements) by (ii) the Winthrop Realty Trust's Total Asset Value, all as reasonably determined by Buyer prior to May 24, 2006 shall at all times be less than sixty (60%) percent.

      (bb) The sum of all Newkirk's Liquid Assets must at all times be at least $10,000,000, as evidenced by Newkirk's annual and quarterly SEC filings. If such minimum liquidity is not satisfied on any date of testing, Newkirk shall arrange for an infusion of Newkirk Liquid Assets in an amount necessary to satisfy the requirement within a period of 10 Business Days.

      (cc) The sum of all of Winthrop's Liquid Assets must at all times be at least $5,000,000, as evidenced by Winthrop's annual and quarterly SEC filings. If such minimum liquidity is not satisfied on any date of testing, Winthrop shall arrange for an infusion of Winthrop's Liquid Assets in an amount necessary to satisfy the requirement within a period of 10 Business Days.

      (dd) The consolidated net income of Newkirk and Winthrop for the period of any 4 consecutive calendar quarters, determined in accordance with GAAP, shall not be less than one dollar ($1.00).

      (ee) Compliance with the covenants in clauses (u), (w), (x), (y), (z),
(aa), (bb), (cc) and (dd) above shall be tested at the end of each of the first three fiscal quarters and after the end of the fourth fiscal quarter (i.e., the end of the fiscal year). Seller shall document compliance with such covenants by delivering a compliance certificate to Buyer not more than 45 days after the end of each quarter and not more than 90 days after the end of the fiscal year.

      12. SPECIAL PURPOSE ENTITY

      Seller hereby represents and warrants to Buyer, and covenants with Buyer that as of the date hereof and so long as any of the Transaction Documents shall remain in effect:

      (a) It is and intends to remain solvent and it has paid and will pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due.

      (b) It has complied and will comply with the provisions of its formation, organizational and other governing documents.

      (c) It has done or caused to be done and will do all things necessary to observe constitutive formalities and to preserve its existence.

      (d) It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its partners and any other Person (except to the extent consolidation is required under GAAP or as a matter of law) and file its own tax returns (except to the extent consolidation is required or permitted under GAAP or permitted under applicable law).

      (e) It has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name and shall not hold itself out or its Subsidiaries as a division or part of the other.

      (f) It has not owned and will not own any property or any other asset other than the Eligible Assets, cash and its interest under the Transaction Documents.

      (g) It has not engaged and will not engage in any business other than the acquisition, ownership, financing and disposition of Eligible Assets in accordance with the applicable provisions of the Transaction Documents.

      (h) It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with Persons other than such Affiliate.

      13. EVENTS OF DEFAULT

      Each of the following shall constitute an "Event of Default" under this
Agreement:

                  (i) both (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets, and (B) the related Transaction is not characterized as a secured financing (or if such Transaction is recharacterized as a secured financing, the Transaction Documents with respect to such Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the related Purchased Assets);

                  (ii) in the event that Buyer or any of its Affiliates is a party to any Hedging Transaction and a default or breach occurs thereunder on the part of Seller which results in the early termination of such Hedging Transaction or otherwise is not cured within the cure period for such default or breach provided under the terms and conditions of such Hedging Transaction;

                  (iii) failure of Buyer to receive no later than one (1)
            Business Day following any Remittance Date the accrued, but unpaid Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Assets is insufficient to make such payment and Seller does not make such payment or cause such payment to be made);

                  (iv) failure of Buyer to receive the Repurchase Price for any
            Purchased Assets on the date the same is due under this Agreement (whether on the Repurchase Date, Early Repurchase Date or otherwise as provided herein);

                  (v) failure of Seller to make any other payment (i.e., a
            payment of a type not specified in any other clause of this Section
            13) owing to Buyer which has become due, whether by acceleration or otherwise under the terms of this Agreement which failure is not remedied within the applicable period in the case of a failure pursuant to Section 3 of this Agreement or three (3) Business Days in the case of any other such failure;

                  (vi) any governmental, regulatory, or self-regulatory
            authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller, which removal, limitation, restriction, suspension or termination has continued unremedied for five (5) Business Days and has a material adverse effect on the financial condition or business operations of Seller, taken as a whole;

                  (vii) Buyer shall have determined, in good faith, (A) that there has been a material adverse change in the business, operations, corporate structure, financial condition or creditworthiness, taken as a whole, of Seller; (B) that Seller has breached any of its obligations in any material respect under any Transaction pursuant to any of the Transaction Documents and such breach continues without cure beyond the applicable cure period provided in such Transaction Documents; or (C) that a material adverse change in the financial condition of Seller has occurred due to the pendency of a material legal action against Seller;

                  (viii) a Change of Control shall have occurred with respect to
            Seller or an Act of Insolvency shall have occurred with respect to Seller, Newkirk or Winthrop;

                  (ix) any (A) representation or warranty made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (except as specifically provided in Section 9(b)(viii) hereof) and, except in the case of a representation or warranty involving the payment of funds to Buyer or a representation and warranty contemplated by
            Section 9(b)(xxii), such breach shall have continued unremedied for five (5) Business Days; or (B) covenant made by Seller shall have been breached in a material respect and, except in the case of a covenant involving the payment of funds to Buyer, such breach shall have continued for five (5) Business Days;

                  (x) a final judgment by any competent court in the United
            States of America for the payment of money in an amount greater than $100,000 shall have been rendered against Seller, and remained undischarged or unpaid for a period forty-five (45) days, during which period execution of such judgment is not effectively stayed;

                  (xi) Seller shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement (except as specifically provided in Section 9(b)(viii) hereof) and, except in the case of terms, covenants, obligations or conditions involving the payment of funds to Buyer, such breach or failure to perform shall have continued for five (5) Business Days;

                  (xii) Seller shall have defaulted, such default having not previously occurred, (beyond applicable notice and cure period) or failed to perform under any other note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (A) results in a final judgment by any competent court in the United States of America and involves the failure to pay an obligation in excess of $1,000,000, or (B) results in a final judgment by any competent court in the United States of America and permits the acceleration of the maturity of obligations in excess of $1,000,000 by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction;

                  (xiii) Seller shall be in default in any material respect
            under any other contract or agreement with Buyer or an Affiliate of Buyer and any applicable grace or cure periods shall have expired; or

                  (xiv) Newkirk or Winthrop shall have defaulted or failed to perform beyond any applicable notice and cure period under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default or defaults, in aggregate, (A) results in a final judgment by any competent court in the United States of America and involves the failure to pay an obligation in excess of $1,000,000, or (B) results in a final judgment by any competent court in the United States of America and permits the acceleration of the maturity of obligations in excess of $1,000,000 by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction.

      14. REMEDIES

      If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

                  (i) At the option of Buyer, exercised by written notice to
            Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to Seller), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the "Accelerated Repurchase Date").

                  (ii) If Buyer exercises or is deemed to have exercised the option referred to in Section 14(i) of this Agreement:

                        (A) Seller's obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

                        (B) to the extent permitted by applicable law, the Pricing Rate with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be the Pricing Rate prior to the date of the Event of Default plus 200 basis points; and

                        (C) the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets,

                  (iii) Unless Seller has tendered the Repurchase Price, upon the occurrence and during the continuance of an Event of Default which has not previously occurred with respect to Seller (with respect to which Buyer has not agreed to forbearance or accepted a workout arrangement), Buyer may (A) immediately sell, at a public or private sale at such price or prices as Buyer may in good faith deem satisfactory any or all of the Purchased Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount determined by Buyer in good faith to be equal to the Market Value of such Purchased Assets against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Section 14(iii) shall be applied, (w) first, to the costs and expenses, including reasonable legal expenses, incurred by Buyer in connection with Seller's default; (x) second, to the Repurchase Price, (y) third, without duplication, to any other outstanding obligation of Seller to Buyer or its Affiliates and (z) fourth, any remainder to Seller.

                  (iv) The parties recognize that it may not be possible to
            purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer or its Affiliates.

                  (v) Seller shall be liable to Buyer for the amount of all
            expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller.

                  (vi) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller's obligations to Buyer or its Affiliates, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency.

                  (vii) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default with respect to Seller (with respect to which Buyer has not agreed to forbearance or accepted a workout arrangement) and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                  (viii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies, in each case in accordance with the terms of this Agreement. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

                  (ix) To the extent that applicable law imposes duties on Buyer to exercise remedies in a commercially reasonable manner, Seller acknowledges and agrees that it is not commercially unreasonable for Buyer (i) to fail to incur expenses reasonably deemed significant by Buyer to prepare the Purchased Assets for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Purchased Assets to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Purchased Assets to be collected or disposed of,
            (iii) to fail to exercise collection remedies against Persons obligated on the Purchased Assets or to remove liens on or any adverse claims against the Purchased Assets, (iv) to exercise collection remedies against Persons obligated on the Purchased Assets directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of the Purchased Assets through publications or media of general circulation, whether or not the Purchased Assets are of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Seller, for expressions of interest in acquiring all or any portion of such Purchased Assets, (vii) to hire one or more professional auctioneers to assist in the disposition of the Purchased Assets, whether or not the Purchased Assets are of a specialized nature, (viii) to dispose of the Purchased Assets by utilizing internet sites that provide for the auction of assets of the types included in the Purchased Assets or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase, at Buyer's expense, insurance or credit enhancements to insure Buyer against risks of loss, collection or disposition of the Purchased Assets or to provide to Buyer a guaranteed return from the collection or disposition of the Purchased Assets, or (xii) to the extent deemed appropriate by Buyer, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Buyer in the collection or disposition of any of the Purchased Assets. Seller acknowledges that the purpose of this Section 14(ix) is to provide non-exhaustive indications of what actions or omissions by Buyer would not be commercially unreasonable in Buyer's exercise of remedies against the Purchased Assets and that other actions or omissions by Buyer shall not be deemed commercially unreasonable solely on account of not being indicated in this
            Section 14(ix). Without limitation upon the foregoing, nothing contained in this Section 14(ix) shall be construed to grant any rights to Seller or to impose any duties on Buyer that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14(ix).

                  (x) Buyer shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, Seller, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the obligations of Seller hereunder or to pursue or exhaust any of its rights or remedies with respect to any Purchased Assets therefor or any direct or indirect guarantee thereof. Buyer shall not be required to marshal the Purchased Assets or any guarantee of the obligations of Seller hereunder or to resort to the Purchased Assets or any such guarantee in any particular order, and all of its rights hereunder or under any other document or instrument executed in connection herewith shall be cumulative. To the extent it may lawfully do so, Seller absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Buyer, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Purchased Assets made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

                  (xi) Seller hereby appoints Buyer as attorney-in-fact of
            Seller for the purpose, after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

      15. NOTICES AND OTHER COMMUNICATIONS

      All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery,
(b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, (d) by telecopier (with answerback acknowledged) or (e) by email, provided that such telecopied or emailed notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified below or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this
Section:

      if to Buyer:   Bear, Stearns International Limited
                     c/o Bear, Stearns & Co. Inc.
                     383 Madison Avenue
                     New York, New York  10179
                     Attn: Eileen Albus
                     Telephone: (212) 272-7502
                     Fax: (212) 272-2053

      with a copy to:

                     Sidley Austin LLP
                     787 Seventh Avenue
                     New York, New York  10019
                     Attn: Michael P. Peck
                     Telephone: (212) 839-5576
                     Fax: (212) 839-5599
      if to Seller:  111 Debt Acquisition -- Two, LLC
                     7 Bullfinch Place
                     Suite 500
                     Boston, Massachusetts 02114
                     Attn: Carolyn Tiffany
                     Telephone: (617) 570-4606
                     Fax: (617) 742-4643

       with copies to:

                     c/o Winthrop Realty Partners L.P.
                     Two Jericho Plaza
                     Suite 111
                     Jericho, New York 11753
                     Attn: Robert Cestari
                     Telephone: (516) 822-0022
                     Fax: (516) 433-2777

                     and

                     Proskauer Rose LLP
                     1585 Broadway
                     New York, New York 10036
                     Attn: Perry A. Cacace
                     Telephone: (212) 969-3710
                     Fax: (212) 969-2900

      A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered, (c) in the case of expedited prepaid delivery, when delivered, or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

      16. NON-ASSIGNABILITY

      (a) The rights and obligations of the parties under the Transaction Documents and under any Transaction shall not be assigned by either party without the prior written consent of the other party; provided, however, that Buyer may assign its rights and obligations under the Transaction Documents and/or under any Transaction to any Affiliate of Buyer without the prior written consent of Seller; and provided further, however, that upon the occurrence and during the continuation of an Event of Default, the non-defaulting party shall have an unfettered right to assign its rights and obligations without the consent of the defaulting party.

      (b) The transferring party pursuant to subsection (a) above shall be responsible for the payment of all fees and expenses relating to such transfer of its rights and obligations.

      (c) Buyer shall be entitled to issue one or more participation interests with respect to any or all of the Transactions.

      (d) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

      17. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

      (a) This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

      (b) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

      (c) Each party hereby irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing via certified mail, return receipt requested of copies of such process to them at their respective address specified herein. Each party hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 17 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

      (d) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

      18. NO RELIANCE

      Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

      (a) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents.

      (b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

      (c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

      (d) It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

      (e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial, accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

      19. INDEMNITY

      Seller hereby agrees to indemnify Buyer, Buyer's designee and each of its officers, directors, employees and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Purchased Assets or in connection with any of the transactions contemplated by this Agreement and the documents delivered in connection herewith, other than income taxes, franchise taxes or other similar taxes of Buyer), fees, costs, expenses (including reasonable attorneys' fees and disbursements) or disbursements (all of the foregoing, collectively "Indemnified Amounts") which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any Transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, however, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the

Real Estate Settlement Procedures Act, that, in each case, results from anything other than Buyer's gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller will save, indemnify and hold Buyer harmless from and against all expense (including, without limitation, reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller and the enforcement or the preservation of Buyer's rights under this Agreement or any Transaction contemplated hereby, including without limitation the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that, the obligation of Seller hereunder is a recourse obligation of Seller.

      20. DUE DILIGENCE

      Seller acknowledges that Buyer has the right to perform reasonable due diligence reviews or re-underwriting with respect to the Purchased Assets and the related Underlying Assets and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets and Underlying Assets in the possession or under the control of Seller, any other servicer or subservicer and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Asset Files, the Purchased Assets and Underlying Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review or re-underwriting on some or all of the Purchased Assets and Underlying Assets. Any provision hereof to the contrary not withstanding, the costs and expenses of Buyer and its counsel incurred in connection with its initial due diligence review or re-underwriting of each Purchased Asset and each Underlying Asset and all other costs and expenses incurred by Buyer in connection with the consummation of any Transaction shall be borne by Seller in an amount not to exceed $7,500.00 with respect to each Purchased Asset. Except as provided in Section 27(g) hereof, all other costs and expenses incurred by Buyer in connection with the consummation of any Transaction shall be borne by Buyer. Any such due diligence review or re-underwriting may be conducted by Buyer or a third party appointed by Buyer. Seller agrees to reasonably cooperate with Buyer and any third party appointed by Buyer in connection with such due diligence review or re-underwriting.

      21. SERVICING

      To the extent it has control over the servicing of the Purchased Assets and/or the Underlying Assets, Seller agrees as follows:

      (a) Notwithstanding the purchase and sale of the Purchased Assets hereby, Seller shall continue to cause the Purchased Assets and the Underlying Assets to be serviced for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Assets prior to the Repurchase Date pursuant to Section 7, Buyer's assigns. Seller shall service or cause the servicer to service the Purchased Assets and the Underlying Assets in accordance with Accepted Servicing Practices reasonably approved by Buyer and maintained by other prudent mortgage and/or mezzanine lenders with respect to assets similar to the Purchased Assets and the Underlying Assets.

      (b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements (the "Servicing Agreements"), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the "Servicing Records") so long as the Purchased Assets are subject to this Agreement. Seller grants Buyer a security interest in all servicing fees and rights of Seller relating to the Purchased Assets and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

      (c) Seller shall provide to Buyer, periodically at the request of Buyer, any and all information that is pertinent or related to the assessment and valuation of Underlying Assets that are included in Purchased Assets, as or when received or available from Seller. Such information includes, but is not limited to, property operating statements, rent rolls, financial statements and other financial reports for each Purchased Asset, as well as any other information or events affecting the interests in or valuation of the Purchased Assets.

      (d) Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Assets on a servicing released basis or (ii) terminate Seller or any sub-servicer of the Purchased Assets with or without cause, in each case without payment of any termination fee.

      (e) Seller shall not employ sub-servicers to service the Purchased Assets without the prior written approval of Buyer which approval shall not be unreasonably withheld. If the Purchased Assets are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the Servicing Agreements in the Purchased Assets to Buyer.

      (f) Seller shall cause any sub-servicers engaged by Seller to execute a letter agreement with Buyer acknowledging Buyer's security interest and agreeing that it shall deposit all Income with respect to the Purchased Assets in the Collection Account.

      (g) To the extent permitted under the servicing agreement the payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

      (h) The servicer and Seller may not enter into any modification or extension agreement without the written consent or approval of Buyer.

      22. WIRE INSTRUCTIONS

      (a) Any amounts to be transferred by Buyer to Seller hereunder shall be sent by wire transfer in immediately available funds to the account of Seller at:

            Bank Name: KeyBank NA
            Account Name: 111 Debt Acquisition - Two LLC
            Acct Number: 359681193397
            ABA Number: 041001039

      (b) Any amounts to be transferred by Seller to Buyer hereunder shall be sent by wire transfer in immediately available funds to the account of Buyer at:

            Acct.: For the A/C of Bear Stearns MBS, FNB Chicago
            Acct. No.: 5801230
            ABA No.: 071000013
            Attn: Eileen Albus

      (c) Amounts other than the Purchase Price for a Purchased Asset received after 3:00 p.m., New York City time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.

      23. CONFIDENTIALITY

      Each of the parties acknowledges that this Agreement, the Custodial Agreement and the terms of each Transaction (including information disclosed in due diligence) are confidential in nature and each such party agrees that, unless an Event of Default shall occur and be continuing, or as otherwise directed by a court or regulatory entity of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of counsel), it shall limit the distribution of such documents and the disclosure of such information to its officers, employees, attorneys, accountants, investors and agents as required in order to conduct its business with the other parties hereto. Notwithstanding the foregoing, Buyer shall be permitted to provide a copy of this Agreement and the Custodial Agreement, and shall be permitted to describe the terms of each Transaction, in connection with the re-hypothecation or hedging of the Eligible Assets subject to the terms of this Agreement. This Section shall not apply to information which has entered the public domain through means other than a breach of the foregoing covenant by the party seeking to distribute such documents or which the other party has given written permission to disclose.

      Seller hereby acknowledges and agrees that any and all information concerning Seller (the "Information") that is furnished by Seller to Buyer and any of its Affiliates may be used and relied upon by any other of Buyer's Affiliates without any liability to Seller to the extent such information is obtained by Buyer or an Affiliate from another of its Affiliates without any liability to Seller, provided, however, that no Information will be used by a Buyer or an Affiliate in violation of federal or state securities laws. Buyer agrees for itself, its Affiliates and its assigns that unless an Event of Default shall have occurred and be continuing, it will not use any Information for any purpose whatsoever other than the transactions contemplated hereunder and it will not contact, directly or indirectly, any Mortgagor for any Purchased

Asset or any of such Mortgagor's officers, directors, employees, agents or Affiliates (each a "Prohibited Contact Person") without the prior written consent of Seller unless such contact is due solely to a prior relationship between Buyer and such Prohibited Contact Person or due to a general non-targeted solicitation of a category of similar persons or entities.

      Seller further acknowledges and agrees that any confidentiality agreement that may now or hereafter exist between Seller and Buyer or an Affiliate shall not preclude the disclosure of any Information between or among Buyer and any of its Affiliates.

      24. SINGLE TRANSACTION

      Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

      25. NO WAIVERS, ETC.

      No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 3(a) hereof will not constitute a waiver of any right to do so at a later date.

      26. USE OF EMPLOYEE PLAN ASSETS

      (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

      (b) Subject to the last sentence of subsection (a) of this Section 26, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

      (c) By entering into a Transaction pursuant to this Section 26, Seller shall be deemed to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer which would affect, in any material respect, Seller's ability to perform its obligations hereunder.

      27. NO PERSONAL LIABILITY; FURTHER ASSURANCES; MISCELLANEOUS; FINAL REPURCHASE DATE

      (a) None of the officers, members, shareholders or directors of Seller or any direct or indirect member or equity owner thereof shall be liable for the payment or performance of the Seller hereunder.

      (b) Seller agrees that, from time to time upon the prior written request of Buyer, it shall (i) execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001) and to fully effectuate the purposes of this Agreement and (ii) provide such opinions of counsel concerning matters reasonably relating to the substance and intent of this Agreement as Buyer may reasonably request; provided, however, that nothing in this Section 27(b) shall be construed as requiring Buyer to conduct any inquiry or decreasing Seller's responsibility for its statements, representations, warranties or covenants hereunder.

      (c) Time is of the essence under the Transaction Documents and all Transactions thereunder and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents.

      (d) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, Buyer shall have all rights, remedies and responsibilities of a secured party under the Uniform Commercial Code.

      (e) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument

      (f) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

      (g) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer's reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the initial preparation, negotiation, execution and consummation of the Transaction Documents (which attorneys' fees are expected to be $50,000 plus disbursements). This amount shall be in addition to the due diligence, re-underwriting and Transaction expenses of Buyer to be paid by Seller pursuant to Section 20 of this Agreement. In addition to the foregoing, Seller agrees to pay Buyer on demand (i) all costs and expenses incurred after the occurrence and during the continuation of an Event of Default (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Purchased Assets and for the custody, care or preservation of the Purchased Assets (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise (provided, however, that costs and expenses incurred in anticipation of an Event of Default shall be paid by Seller to Buyer on demand if an Event of Default does in fact occur) and (ii) all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Collection Account and registering the Purchased Assets in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

      (h) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      (i) This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

      (j) The parties understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

      (k) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

      (l) The parties recognize that each Transaction is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

      (m) Any notice, acknowledgment, statement or certificate (including, without limitation, any Confirmation) given by Buyer to any Seller shall be effective as, and shall be deemed to be, a notice, acknowledgment, statement or certificate given to each and every Seller. Buyer may, without necessity of any inquiry, rely solely upon any notice, acknowledgment, statement or certificate of any of (1) any Seller or (2) any authorized representative of Seller set forth on Exhibit II or otherwise designated by any Seller from time to time, as constituting the joint and several statement and certificate of Seller fully authorized by Seller. Any disbursements of funds to Seller provided for in
Section 4 of this Agreement or otherwise in this Agreement or the Transaction Documents shall be deemed properly made to Seller if disbursed to any Seller or its designee.

      (n) The Repurchase Date for all Transactions outstanding hereunder shall be deemed to occur automatically without any requirement for notice on the date occurring three hundred and sixty-four (364) days after the date of the first Transaction under this Agreement is entered into and no other Transactions shall be entered into after such date; provided, however, that this Agreement and any Transaction outstanding hereunder may be extended and additional Transactions may occur by mutual agreement of Buyer and Seller; and provided further, however, that no such party shall be obligated to agree to such an extension or additional Transactions.

      28. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

      The parties acknowledge that they have been advised that:

      (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under
Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

      (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

      (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the 24th day of May, 2006.

                                             BUYER:

                                             BEAR, STEARNS INTERNATIONAL LIMITED

                                             By: _______________________________
                                             Name:
                                             Title:


                                             SELLER:

                                             111 DEBT ACQUISITION -- TWO, LLC

                                             By: _______________________________
                                             Name:
                                             Title:

                                    EXHIBITS

EXHIBIT I               Confirmation Statement -- Bear, Stearns International
                        Limited

EXHIBIT II              Authorized Representatives of Seller

EXHIBIT III             Monthly Reporting Package

EXHIBIT IV              Form of Custodial Delivery

EXHIBIT V               Form of Power of Attorney

EXHIBIT VI Representations and Warranties Regarding Each Underlying Asset Which Is a Whole Loan or B Note

EXHIBIT VII Representations and Warranties Regarding Each Underlying Asset Which Is a Mezzanine Loan

EXHIBIT VIII            Representations and Warranties Regarding Each
                        Participation Interest

EXHIBIT IX              Underlying Loan Information

EXHIBIT X               Transaction Procedure

EXHIBIT XI              List of Non-Permitted Transferees

EXHIBIT XII             Form of Opinion of Counsel to Seller

EXHIBIT XIII            Form of Bailee Agreement

EXHIBIT XIV             [RESERVED]

SCHEDULE 1-A            Form of UCC Financing Statement

SCHEDULE 1-B            Form of UCC Financing Statement Amendment

                                                                       EXHIBIT I

                             CONFIRMATION STATEMENT
                       BEAR, STEARNS INTERNATIONAL LIMITED

Ladies and Gentlemen:

      Bear, Stearns International Limited, is pleased to deliver our written Confirmation of our agreement to enter into the Transaction pursuant to which Bear, Stearns International Limited, shall purchase from you the Purchased Assets identified in the Master Repurchase Agreement between Bear, Stearns International Limited (the "Buyer") and 111 Debt Acquisition -- Two, LLC, a Delaware limited liability company ("Seller"), dated as of May 24, 2006 (the "Agreement"; capitalized terms used herein without definition have the meanings given in the Agreement), as follows below:

Purchase Date:

Purchased Assets:

Aggregate Principal Amount of Purchased
Assets

Repurchase Date:

Purchase Price:                              $

Pricing Rate:                                one month LIBOR plus ____%
                                             [          ]

Buyer's Margin Ratio:

Original Principal Amount:

Current Principal Amount:

Original Market Value:

Due Date:

Name and address for communications:         Buyer:

                                             Bear, Stearns International Limited

                                             c/o Bear, Stearns & Co. Inc.
                                             383 Madison Avenue
                                             New York, New York  10179

                                             Attn: Eileen Albus
                                             Telephone: (212) 272-7502
                                             Fax: (212) 272-2053

                                             Seller:

                                             111 Debt Acquisition -- Two, LLC

                                             7 Bullfinch Place
                                             Suite 500
                                             Boston, Massachusetts 02114

                                             Attn: Carolyn Tiffany
                                             Telephone: (617) 570-4606
                                             Fax: (617) 742-4643


                                             BEAR, STEARNS INTERNATIONAL LIMITED

                                             By: _______________________________
                                             Name:
                                             Title:

                                                                      EXHIBIT II

                      AUTHORIZED REPRESENTATIVES OF SELLER

Name                                     Specimen Signature
----                                     ------------------

_____________________________________    _______________________________________

_____________________________________    _______________________________________

_____________________________________    _______________________________________

                                                                     EXHIBIT III

                            MONTHLY REPORTING PACKAGE

                            FORM OF SERVICING REPORT

1.  Loan Number
2.  Position
3.  Borrower Name
4.  UPB
5.  Late Charge Balance
6.  Next Payment Date
7.  Current DSCR
8.  Tenant Occupying > 25% has vacated
9.  Borrower, or affiliate, subject to Bankruptcy
10. If Yes to Bankruptcy, provide details
11. Maturity Date
12. Asset subject to Litigation
13. Interest Reserves Balance
14. Subject to Significant Covenant Violation
15. Material Damage to Property
16. Borrower is 30 days or more Delinquent on Payment
17. Minimum Escrow Pmts/Balances have not been remitted or maintained
18. Comments


                                      III-1

                                                                      EXHIBIT IV

                           FORM OF CUSTODIAL DELIVERY

      On this ____ of _____, 200_, 111 Debt Acquisition -- Two, LLC, a Delaware limited liability company ("Seller"), as Seller under that certain Master Repurchase Agreement, dated as of May 24, 2006 (the "Repurchase Agreement") between Seller and Bear, Stearns International Limited ("Buyer"), does hereby deliver to LaSalle Bank National Association, as custodian ("Custodian"), as custodian under that certain Custodial Agreement, dated as of May 24, 2006, between Buyer and Custodian, the Purchased Asset Files with respect to the Purchased Assets to be purchased by Buyer pursuant to the Repurchase Agreement, which Purchased Assets are listed on the Purchased Asset Schedule attached hereto and which Purchased Assets shall be subject to the terms of the Custodial Agreement on the date hereof.

      With respect to the Purchased Asset Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Purchased Asset Files to ascertain delivery of the documents listed in Section 3 to the Custodial Agreement.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

      IN WITNESS WHEREOF, Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.


                                            __________________, a ______________

                                            By:_________________________________
                                            Its:

                                                                       EXHIBIT V

                            FORM OF POWER OF ATTORNEY

      "Know All Men by These Presents, that 111 Debt Acquisition -- Two, LLC, a Delaware limited liability company ("Seller"), does hereby appoint Bear, Stearns International Limited ("Buyer"), its attorney-in-fact to act in Seller's name, place and stead in any way which Seller could do with respect to (i) complete and endorse the Purchased Asset and any transfer documents relating thereto and
(ii) the enforcement of Seller's rights under the Purchased Assets purchased by Buyer pursuant to the Master Repurchase Agreement, dated as of May 24, 2006 (the "Master Repurchase Agreement"), between Seller and Buyer and to take such other steps as may be necessary or desirable to enforce Buyer's rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent and to the extent permitted by the Master Repurchase Agreement.

      TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

      Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Master Repurchase Agreement.

      IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller's seal to be affixed this ___ day of _______, 2006.


                                            __________________, a ______________

                                            By:_________________________________
                                            Its:

                                                                      EXHIBIT VI

                         REPRESENTATIONS AND WARRANTIES
                         REGARDING EACH UNDERLYING ASSET
                         WHICH IS A WHOLE LOAN OR B NOTE

            1. Purchased Asset Schedule and Underlying Loan Information. The information set forth in the Purchased Asset Schedule and the Underlying Loan Information is complete, true and correct in all material respects.

            2. Ownership of Purchased Assets. Each Purchased Asset is a participation interest in a whole loan. Immediately prior to the transfer to Buyer of the Purchased Assets, Seller had good and marketable title to, and was the sole owner of, each Purchased Asset. Seller has full right, power and authority to transfer and assign each of the Purchased Assets to or at the direction of Buyer and has validly and effectively conveyed (or caused to be conveyed) to Buyer or its designee all of Seller's legal and beneficial interest in and to the Purchased Assets free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other encumbrances. The sale of the Purchased Assets to Buyer or its designee does not require Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

            3. Payment Record. No scheduled payment of principal and interest under any Purchased Asset was 30 days or more past due as of the Purchase Date without giving effect to any applicable grace period, and no Purchased Asset was 30 days or more delinquent in the twelve-month period immediately preceding the Purchase Date.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Purchased Asset constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Property, prior to all other liens and encumbrances and there are no liens or encumbrances pari passu with the lien of the Mortgage, except for (a) the lien for current real estate taxes and assessments not yet due and payable,
(b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clause
(b), (c) or (d) individually or in the aggregate materially interferes with the security intended to be provided by such Mortgage or the marketability or current use of the Property or the current ability of the Property to generate operating income sufficient to service the Underlying Asset debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of Buyer is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate the related Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5. Assignment of Leases and Rents. The assignment of leases and rents ("Assignment of Leases") set forth in the Mortgage (or in a separate instrument) and related to and delivered in connection with each Purchased Asset establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority perfected lien and together with the Mortgage, first priority perfected security interest in the related Mortgagor's interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of Buyer is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

            6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, (a) no Mortgage has been satisfied, canceled, rescinded or subordinated in whole or in material part, (b) the related Property has not been released from the lien of such Mortgage, in whole or in material part, (c) no instrument has been executed that would effect any such satisfaction, cancellation, subordination, rescission or release except for any partial reconveyances of portions of the real property that do not materially adversely affect the value of the property, and (d) no Mortgagor has been released from its obligations under the related Mortgage in whole or in material part. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

            7. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Purchased Asset and dated not more than 12 months prior to the Purchase Date, each Property is, free and clear of any damage that would materially and adversely affect its value as security for the related Purchased Asset (normal wear and tear excepted). There is no pending or threatened proceeding for the condemnation of all or any material portion of any Property. As of the date of the origination of each Underlying Asset (based on surveys and/or title insurance obtained in connection with the origination of the Underlying Assets)
(a) all of the improvements on the related Property which were considered material in determining the appraised value of the Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the Title Policy referred to in paragraph 8 herein or that do not materially and adversely affect the value, principal use, or marketability of such Property, and (b) no improvements on adjoining properties encroached upon such Property so as to materially and adversely affect the value, principal use, or marketability of such Property, except those encroachments that are insured against by the Title Policy referred to in paragraph 8 herein.

            8. Title Insurance. Each Property is covered by an American Land Title Association (or an equivalent form thereof approved for use in the applicable jurisdiction) lender's title insurance policy (the "Title Policy") in the original principal amount of the related Underlying Asset after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Property, subject only to the exceptions stated therein (or a preliminary title policy with escrow instructions or a marked up title insurance commitment on which the required premium has been paid exists which is binding on the title insurer and which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, insures the originator of the Mortgage Loan, its successors and assigns and (i) no material claims have been made thereunder and no claims have been paid thereunder and (ii) was issued by a title insurance company qualified at origination to do business in the jurisdiction in which the Property is located to the extent such qualification was required in order for the Title Policy to be enforceable. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Purchased Asset to Buyer, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Property is located in a jurisdiction where such affirmative insurance is not available), the following:
(a) access to a public road; and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

            9. No Holdbacks. The proceeds of each Underlying Asset have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Underlying Asset, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Purchase Date have been complied with, or any such funds so escrowed have not been released.

            10. Mortgage Provisions. The Mortgage Note or Mortgage for each Underlying Asset, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings as applicable for the jurisdiction in which the related Property is located.

            11. Buyer under Deed of Trust. If any Mortgage is a deed of trust,
(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by Seller, Buyer or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Property or related security for the related Underlying Asset.

            12. Environmental Conditions. With respect to each Property (a) an environmental site assessment (or an update of a previous assessment) was performed by an independent third party environmental consultant with respect to each Property in connection with the origination of the related Underlying Asset, (b) a report of each such assessment (an "Environmental Report") is dated no earlier than 12 months prior to the Purchase Date and has been delivered to Buyer, and (c) there is no violation of applicable environmental laws and regulations with respect to, or any material and adverse environmental condition or circumstance affecting any Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such Environmental Report disclosed a violation of applicable environmental laws and regulations or the existence of a material and adverse environmental condition or circumstance affecting any Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, (ii) the related Mortgagor was required either to provide additional security and/or to obtain an operations and maintenance plan or (iii) the related Mortgagor provided evidence satisfactory to the originator of such Mortgage Loan that applicable federal, state or local governmental authorities would not take any action, or require the taking of any action, in respect of such violation, condition or circumstance. The related Purchased Asset Documents contain provisions pursuant to which the related Mortgagor or a principal of such Mortgagor has agreed to indemnify the mortgagee for damages resulting from violations of any applicable Environmental Laws.

            13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures an Underlying Asset and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

            14. Insurance. Each Property is, and is required pursuant to the related Mortgage to be, insured by (a) an all risk insurance policy issued by an insurer meeting the requirements of such Underlying Asset providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Underlying Asset consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Property in an amount not less than the lesser of the principal balance of the related Underlying Asset and 100% of the replacement cost (not allowing reduction in insurance proceeds for depreciation) of the Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Property; (b) a business interruption or rental loss insurance policy; providing coverage for at least twelve months (other than for manufactured housing communities) and for eighteen months of coverage if the Property is a special purpose property or if the Mortgage Loan is in excess of $25 million; (c) a flood insurance policy (if any portion of the Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards) and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the holder of the Mortgage, its successors and assigns as mortgagee as an additional insured in the case of liability insurance policies or as a loss payee in the case of property insurance policies. Such insurance policy is not terminable (nor may the amount of coverage provided thereunder be reduced) without prior written notice to the holder of the Mortgage, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to purchase and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Other than as set forth in paragraph 17(h) hereof, each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Property or to the reduction or defeasance of the principal amount of the Underlying Asset.

            15. Taxes and Assessments. There are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

            16. Mortgagor Bankruptcy. No Mortgagor, non-recourse carve-out guarantor or tenant physically occupying 25% or more (by square feet) of the net rentable area of a Property is a debtor in any state or federal bankruptcy or insolvency proceeding.

            17. Leasehold Estate. Each Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Underlying Asset is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Property (the "Fee Interest"). With respect to any Underlying Asset secured by a Ground Lease but not by the related Fee Interest:

            a. Such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the holder of the related Mortgage and related lessor) permits the current use of the Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Property by such lessee, its successors or assigns in a manner that would adversely effect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the terms of such Ground Lease since the origination of the related Underlying Asset, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            b. The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

            c. The Mortgagor's interest in such Ground Lease is assignable to Buyer and is further assignable by Buyer, its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Purchase Date) and, in the event that it is so assigned, is further assignable by Buyer and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor. If required by the Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of the Ground Lease;

            d. In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related Mortgagor was not then in default under such Ground Lease. The Ground Lease provides that no material amendment to the Ground Lease is effective against the mortgagee under such Mortgage Loan unless the mortgagee has consented thereto. Such Ground Lease is in full force and effect, and Seller and any servicer acting on Seller's behalf have received no notice that an event of default has occurred thereunder or that the Ground lease has terminated, and there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            e.    Such Ground Lease, or an estoppel letter or other agreement,
                  (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease to the extent such Ground Lease requires such notice, further (B) provides that no notice of termination given under such Ground Lease (including rejection of such Ground Lease in a bankruptcy proceeding) is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease;

            f. A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease by foreclosure or otherwise if possession is necessary to effect a cure) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            g. Such Ground Lease has an original term (including any extension options set forth therein which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) which extends not less than twenty years beyond the stated maturity date of the related Underlying Asset and ten years beyond the amortization period for the related Underlying Asset;

            h. Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award other than in respect of a total loss will be applied either to the repair or restoration of all or part of the related Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of the Underlying Asset together with any accrued interest thereon;

            i. Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Property is located and such Ground Lease contains a covenant that the ground lessor is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason or in any manner which would materially adversely affect the security provided by the related Mortgage; and

            j. Such Ground Lease provides, or the lessor has otherwise agreed, that such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Underlying Asset any such action without such consent is not binding on such mortgagee, its successors and assigns, provided such mortgagee has provided the ground lessor with notice of its lien in accordance with the terms of the Ground Lease.

            18. Escrow Deposits. All escrow deposits and payments (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to each Underlying Asset that are, as of the Purchase Date, required to be deposited or paid to the lender under the terms of the related Mortgage Loan documents have been so deposited or paid and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the applicable servicer of the Mortgage Loan). Any and all material requirements under each

Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Purchase Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

            19. LTV Ratio. The gross proceeds of each Underlying Asset to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Underlying Asset and either: (a) such Underlying Asset is secured by an interest in real property having a fair market value (i) at the date the Underlying Asset was originated at least equal to 80 percent of the original principal balance of the Underlying Asset or (ii) at the Purchase Date at least equal to 80 percent of the principal balance of the Underlying Asset on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Underlying Asset and (y) a proportionate amount of any lien that is in parity with the Underlying Asset (unless such other lien secures an Underlying Asset that is cross-collateralized with such Underlying Asset, in which event the computation described in clauses
(a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Properties securing such cross-collateralized Underlying Assets; or (b) substantially all the proceeds of such Underlying Asset were used to acquire, refinance, improve or protect the real property which served as the only security for such Underlying Asset (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(l)(ii)).

            20. Qualified Mortgage; Underlying Asset Modifications. Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) (but without regard to the rule in Treasury regulation section 1.860G-2(f)(2)). Any Underlying Asset that was "significantly modified" prior to the Purchase Date for the related Purchased Asset so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Underlying Asset or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Underlying Asset was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

            21. Advancement of Funds by Seller. No holder of a Purchased Asset has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Property, directly or indirectly, for the payment of any amount required by such Purchased Asset.

            22. No Mechanics' Liens. As of the date of the Mortgage, and as of the Purchase Date, each Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein or otherwise bonded.

            23. Compliance with Usury Laws. Each Underlying Asset complied with, or is exempt from, all applicable usury laws in effect at its date of origination.

            24. Cross-collateralization; Cross-default. No Underlying Asset is cross-collateralized or cross-defaulted with any loan other than one or more other Underlying Assets.

            25. Releases of Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Property from the lien of the related Mortgage except upon payment in full or defeasance of all amounts due under the related Underlying Asset. The Mortgages relating to those Underlying Assets identified on the Purchased Asset Schedule require the mortgagee to grant releases of portions of the related Properties upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Property permitted to be released was not considered by, Seller to be material in the underwriting of the Underlying Asset, either (1) the payment of a release price set forth therein and prepayment consideration in connection therewith or (2) the partial defeasance of such Underlying Asset.

No Underlying Asset permits the release or substitution of collateral if such release or substitution (a) would create a "significant modification" of such Underlying Asset within the meaning of Treas. Reg. ss. 1.1001 3 or (b) would cause such Underlying Asset not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii) thereof).

            26. No Equity Participation or Contingent Interest. No Underlying Asset contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Property, or is convertible by its terms into an equity ownership interest in the related Property or the related Mortgagor.

            27. No Material Default. There exists no monetary default and there exists no material non-monetary default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Underlying Asset, in any such case to the extent the same materially and adversely affects the value of the Underlying Asset and the related Property. Neither the Mortgage Loan Seller nor any servicer acting on its behalf has issued any notice of default, breach or violation related to the Mortgage Loan, accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan.

            28. Inspections. Seller (or if Seller is not the originator, the originator of the Underlying Asset) has inspected or caused to be inspected each Property in connection with, and during the 12 month period prior to, the origination of the related Underlying Asset.

            29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where each Property is located the improvements located on or forming part of each Property complies in all material respects with applicable zoning laws and ordinances, or constitutes a legal non-conforming use or structure or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Property as determined by the appraisal performed at origination or (ii) the principal use of the Property as of the date of the origination of such Mortgage Loan. As of the date of origination, with respect to each legal non-conforming use or structure, the originator determined based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Property is located that if a casualty occurred at that time, the Property could have been restored or repaired to such an extent that the use or structure of the restored or repaired property would be substantially the same use or structure, or law and ordinance insurance has been obtained, or a holdback was established and the Mortgagor is required to cause the Property to become a conforming use or structure.

            30. Junior Liens. None of the Underlying Assets permits the related Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. Each Underlying Asset contains a "due on sale" clause that provides for the acceleration of the payment of the unpaid principal balance of the Underlying Asset if, without the prior written consent of the holder of the Underlying Asset, the related Property, or any material portion thereof, or a controlling interest in the direct or indirect ownership interests in the Mortgagor is directly or indirectly transferred, sold or pledged.

            31. Actions Concerning Underlying Assets. There are no actions, suits, governmental investigations or proceedings pending or threatened before any court, governmental authority, administrative agency or arbitrator concerning any Underlying Asset or related Mortgagor or Property that, if determined adversely to the Underlying Asset, Mortgagor, or Property, would adversely affect title to the Underlying Asset or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Property, the current ability of the Property to generate net operating income to service the Mortgage Loan, the principal benefit of the security intended to be provided for the Underlying Asset, or the current use of the Property.

            32. Servicing. The servicing and collection practices used by Seller and any servicer of the Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards for servicing of commercial Underlying Assets for conduit programs.

            33. Licenses and Permits. As of the date of origination of each Underlying Asset, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Property as it was then operated and, as of the Purchase Date, the Mortgage Loan Seller has no written notice that the related Mortgagor was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued. The Mortgage Loan requires the related Property to be in material compliance with laws and regulations applicable to the Property, in each case to the extent required by law.

            34. Assisted Living Facility Regulation. If any Property is operated as an assisted living facility (a) the related Mortgagor and operator, if different, is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Property and (b) if the operator of the Property participates in Medicare or Medicaid programs, the facility is in compliance in all material respects with the requirements for participation in such programs.

            35. Non-Recourse Exceptions. The related Mortgage Loan documents contain provisions providing for recourse against the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, or a natural person, for damages sustained in connection with the Mortgagor's (i) fraud, (ii) intentional misrepresentation, (iii) misappropriation or misapplication of rents or amounts due lender, insurance proceeds or condemnation proceeds, (iv) voluntary bankruptcy, (v) failure to obtain prior consent to any encumbrance of the pledged equity under the Mezzanine Loan Documents and (vi) willful misconduct resulting in waste of a Property. The related Mortgage Loan documents contain provisions pursuant to which the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, or a natural person, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental covenants.

            36. Single Purpose Entity. The Mortgagor on each Underlying Asset was, as of the origination of the Underlying Asset, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more Properties securing the Underlying Assets and prohibit it from engaging in any business unrelated to such Property or Properties, and whose organizational documents further provide, or which entity represented in the related Underlying Asset documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Property or Properties, or any indebtedness other than as permitted by the related Mortgage or the other related Underlying Asset documents, that it has its own books and records and accounts separate and apart from any other person, that it will not guarantee or assume the debts of any other person, that it will not commingle assets with Affiliates, and that it will not transact business with Affiliates except on an arm's length basis. Each Mortgagor of an Underlying Asset is an entity which has represented in connection with the origination of the Underlying Asset, or whose organizational documents as of the date of origination of the Underlying Asset provide that so long as the Underlying Asset is outstanding it will have at least one independent director. There are Insolvency/Non-Consolidation opinions with respect to the Mortgagor and all of the assumptions made in each such opinion are true and correct.

            37. Separate Tax Parcels. Each Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy.

            38. Defeasance. Each Underlying Asset containing provisions for defeasance of mortgage collateral either (i) requires the prior written consent of, and compliance with the conditions set by, the holder of the Underlying Asset, or (ii) requires that (A) defeasance may not occur prior to the time permitted by applicable "real estate mortgage investment conduit" rules and regulations (if applicable), (B) the replacement collateral consist of U.S. governmental securities in an amount sufficient to make all scheduled payments under the Mortgage Note when due, (C) independent public accountants certify that the collateral is sufficient to make such payments, (D) counsel provide an opinion that Buyer has a perfected security interest in such collateral prior to any other claim or interest, and (E) all costs and expenses arising from the defeasance of the mortgage collateral shall be borne by the Mortgagor.

            39. Operating or Financial Statement. The related Purchased Asset Documents require the related Mortgagor to furnish to the mortgagee at least quarterly and annually an operating statement and rent roll (if there is more than one tenant) with respect to the related Property and at least annually financial statements of the Mortgagor.

            40. Letters of Credit. No Underlying Asset consists of or is secured by a Letter of Credit.

            41. Security Interests in Hospitality Properties. If any Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph 13 above) first priority security interest in all items of personal property owned by the related Mortgagor which are material to the conduct in the ordinary course of the Mortgagor's business on the related Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law).

            42. Prepayment Premiums. Prepayment Premiums payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

            43. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Mortgagee.

            44. Fee Simple or Leasehold Interests. The interest of the related Mortgagor in the Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

            45. Appraisals. An appraisal of the related Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who had no interest, direct or indirect, in the Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation.

            46. No Capital Contributions. The mortgagee has no obligation to make any capital contributions to the related Mortgagor under the Mortgage Loan.

            47. Due Dates and Grace Periods. The related Mortgage or Mortgage Note provides for Monthly Payments to be made on the first day of each month ("Due Date") and a grace period for Monthly Payments no longer than ten (10) days from the related Due Date.

            48. Terrorism Insurance. With respect to each Mortgage Loan, either
(i) the related all risk insurance policy and business interruption policy did not as of the date of origination of the Mortgage Loan, and does not as of the date hereof, specifically exclude acts of terrorism from coverage or (ii) a separate insurance policy covering acts of terrorism is in full force and effect. With respect to each of the Mortgage Loans, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability.

            49. Fraud. No Mortgagor is guilty of defrauding or making an intentional material misrepresentation to the Mortgage Loan Seller in connection with the origination of the Mortgage Loan.

            50. Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice, would constitute a default thereunder.

            51. Illegal Activity. No portion of any Property has been or will be purchased with proceeds of any illegal activity.

            52. Embargoed Person. With respect to each Underlying Asset, (a) none of the funds or other assets of Mortgagor, Mezzanine borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Mortgagor, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Underlying Asset made by the Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in Mortgagor, Mezzanine borrower, Principal or Guarantor, as applicable, with the result that the investment in Mortgagor, Mezzanine borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Underlying Asset is in violation of law; and (c) none of the funds of Mortgagor, Mezzanine borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Mortgagor, Mezzanine borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Underlying Asset is in violation of law.

            53. Franchise Agreement. The franchise agreement, if any, and the license granted thereby are in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder. Mortgagor has all rights to use the license granted under the franchise agreement.

            54. Lockbox. Any agreements executed in connection with the creation of a Collection Account create a valid and continuing security interest (as defined in the Uniform Commercial Code in effect in the State of New York) in each of such Collection Accounts in favor of Buyer, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from Mortgagor. Each Collection Account constitutes a "deposit account" within the meaning of the Uniform Commercial Code in effect in the State of New York. Seller has directed the Servicer to cause each Depository to agree to comply with all written instructions originated by Buyer, without further consent by Mortgagor, directing disposition of all sums at any time held, deposited or invested in the Collection Accounts, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities. The Collection Accounts are not in the name of any Person other than Mortgagor, as pledgor, or Lender, as pledgee. Seller has not consented to the Depository complying with instructions with respect to the Collection Account from any Person other than Buyer.

            55. MERS Underlying Asset. With respect to each Mortgage Loan that is a MERS Underlying Asset, the related Mortgagor is registered with MERS and each assignment of the MERS Underlying Asset has been registered with MERS.

                                                                     EXHIBIT VII

                         REPRESENTATIONS AND WARRANTIES
                         REGARDING EACH UNDERLYING ASSET
                            WHICH IS A MEZZANINE LOAN

      (1) Mezzanine Underlying Loan Information. The information set forth in the Purchased Asset Schedule is complete, true and correct in all material respects.

      (2) No Default or Dispute Under Mezzanine Loan Documents. There exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan or Mezzanine Loan, in any such case to the extent the same materially and adversely affects the value of the Mezzanine Loan and the related underlying real property.

      (3) No Offsets, Defenses or Counterclaims. There is no valid right of offset or rescission, defense or counterclaim to such Mortgage Loan or Mezzanine Loan.

      (4) Equity Pledges. The pledge of ownership interests securing such Mezzanine Loan relates to all or substantially all direct or indirect equity or ownership interests in the underlying real property owner (so that, except for the equity interests pledged to Seller, there are no direct or indirect equity or ownership interests in underlying real property owner or in any constituent entity) and has been fully perfected in favor of the originator of the Mezzanine Loan ("Mezzanine Lender").

      (5) Depository Agreement The collection account administrator, if any, is not an Affiliate of Seller. Mezzanine Lender has a perfected security interest in the cash management Agreement relating to the Mezzanine Loan.

      (6) Enforceability. Mortgage Lender and Mezzanine Lender can rely on opinions from Mortgagor's and Mezzanine borrower's counsel to the effect that the Mortgage Loan and Mezzanine Loan Documents have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Mezzanine Loan is not usurious. Mezzanine Lender has fully and validly perfected all security interests created or intended to be created pursuant to the Mezzanine Loan Documents.

      (7) Waivers and Modifications. The terms and provisions of the related Mortgage Loan and Mezzanine Loan Documents have not been impaired, waived, altered, supplemented, restated or modified in any material respect (other than by a written instrument which is included in the related Mortgage Loan and Purchased Asset File).

      (8) Valid Assignment. The assignment of Purchased Asset constitutes the legal, valid and binding assignment of such Purchased Asset from Seller to or for the benefit of Buyer. No consent or approval by any third party is required


                                     VII-1
for any such assignment of such Purchased Asset, for Buyer's exercise of any rights or remedies under the assignment of Purchased Asset, or for Buyer's sale or other disposition of such Purchased Asset if Buyer acquires title thereto, other than consents and approvals which have been obtained. No third party (including underlying real property owner and underlying real property mortgagee) holds any "right of first refusal," "right of first negotiation," "right of first offer," purchase option, or other similar rights of any kind on account of the occurrence of any of the foregoing. No other impediment exists to any such transfer.

      (9) Certain Representations and Warranties. All representations and warranties in the Mortgage Loan and Mezzanine Loan Documents are true and correct in all material respects.

      (10) Parties Authorized. To the extent required under applicable law as of the Purchase Date, each party to the Mezzanine Loan Documents was authorized to do business in the jurisdiction in which the related underlying real property is located at all times when it held the Mezzanine Loan to the extent necessary to ensure the validity and enforceability of such Mezzanine Loan.

      (11) No Advances of Funds. No party to the Mortgage or Mezzanine Loan Documents has advanced funds on account of any default under the Mortgage or Mezzanine Loan Documents.

      (12) Servicing. The servicing and collection practices used by Seller for the Mezzanine Loan have complied with applicable law in all material respects and are consistent with those employed by prudent servicers of comparable Mezzanine Loans.

      (13) No Assignment. Seller has not effectuated any transfer, sale, assignment, hypothecation, or other conveyance of any of its rights and obligations under any Mezzanine Loan Document, except in connection with this Agreement.

      (14) No Bankruptcy. None of the following parties is a debtor in any state or federal bankruptcy or insolvency proceeding: Seller; underlying real property owner; mortgage loan property owner principal/sponsor, underlying real property mortgagee, mezzanine loan borrower, or mezzanine loan principal/sponsor.

      (15) Mezzanine Loan Documents. A complete list of all material loan documents has been delivered by the mezzanine borrower in connection with the Mezzanine Loan Agreement and true counterpart originals of the Mezzanine Loan Documents and true and correct copies of the Mortgage Loan Documents have been delivered by Seller to Buyer.

      (16) Ownership of Mezzanine Loans. Each Mezzanine Loan is a whole loan.

      (17) Payment Record. No scheduled payment of principal and interest under any Mezzanine Loan or related Mortgage Loan was 30 days or more past due as of the Purchase Date without giving effect to any applicable grace period, and no Mezzanine Loan or related Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Purchase Date.


                                     VII-2

      (18) Lien. The Mortgage and pledge or security agreement ("Pledge") related to and delivered in connection with each Mortgage Loan and Mezzanine Loan constitutes a valid and enforceable first priority security interest on the related Property and pledged equity, prior to all other liens and encumbrances and there are no liens or encumbrances pari passu with the lien of the Mortgage and Pledge. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such pledged equity, and such security interest is a first priority security interest. Mezzanine Lender, its successors and assigns is the beneficiary of an Eagle 9 policy or a title policy endorsement insuring that the UCC financing statement encumbering the Mezzanine Loan Collateral has been filed properly so as perfect Mezzanine Lender's security interest in the Mezzanine Loan Collateral.

      (19) Mortgage and Pledge Status; Waivers and Modifications. In the case of each Mortgage and related Mezzanine Loan, (a) no Pledge or related Mortgage has been satisfied, canceled, rescinded or subordinated in whole or in material part, (b) the related pledged equity or Property has not been released from the lien of such pledge or Mortgage, in whole or in material part, (c) no instrument has been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, and (d) no pledgor or Mortgagor has been released from its obligations under the related Pledge or Mortgage in whole or in material part. None of the terms of any note or Pledge has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related loan file.

      (20) Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan and dated not more than 12 months prior to the Purchase Date, each related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan (normal wear and tear excepted). There are no pending or threatened proceeding for the condemnation of all or any material portion of any related Mortgaged Property.

      (21) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form thereof approved for use in the applicable jurisdiction) lender's title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or a preliminary title policy with escrow instructions or a marked up title insurance commitment on which the required premium has been paid exists which is binding on the title insurer and which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, insures the originator of the Mortgage Loan, its successors and assigns and (i) no material claims have been made thereunder and no claims have been paid thereunder and (ii) was issued by a title insurance company qualified at origination to do business in the jurisdiction in which the Mortgaged Property is located to the extent such qualification was required in order for the Title Policy to be enforceable..

      (22) No Holdbacks. The proceeds of each Mezzanine Loan have been fully disbursed and there is no obligation for future advances with respect thereto.


                                     VII-3

      (23) Pledge and Mortgage Provisions. The note and Pledge for each Mortgage Loan and related Mezzanine Loan, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties and equity interests similarly situated (subject to customary bankruptcy and equity exceptions) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property and pledged equity of the principal benefits of the security intended to be provided thereby.

      (24) Environmental Conditions. With respect to each Mortgaged Property (a) an environmental site assessment (or an update of a previous assessment) was performed by an independent third party environmental consultant with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan or Mezzanine Loan, (b) a report of each such assessment (an "Environmental Report") is dated no earlier than 12 months prior to the Purchase Date and has been delivered to Buyer, and (c) there is no violation of applicable environmental laws and regulations with respect to, or any material and adverse environmental condition or circumstance affecting, any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such Environmental Report disclosed a violation of applicable environmental laws and regulations or the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, (ii) the related Mortgagor was required either to provide additional security and/or to obtain an operations and maintenance plan or (iii) the related Mortgagor provided evidence satisfactory to the originator of such Mortgage Loan that applicable federal, state or local governmental authorities would not take any action, or require the taking of any action, in respect of such violation, condition or circumstance. The related Mezzanine Loan Documents contain provisions pursuant to which the related Mortgagor or a principal of such Mortgagor has agreed to indemnify the mortgagee for damages resulting from violations of any applicable Environmental Laws.

      (25) Loan Document Status. Each Mortgage Note, Mortgage, Mezzanine Note, Pledge and other agreement that evidences or secures a Mortgage Loan or related Mezzanine Loan and that was executed by or on behalf of the related Mortgagor or pledgor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor or Pledgor respect to such Mortgage Note, Mortgage, Mezzanine Note, Pledge, or other agreements.

      (26) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) an all risk insurance policy issued by an insurer meeting the requirements of such Mortgage Loan and, to the extent required as of the date of origination by the originator of such Mezzanine Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal


                                     VII-4
balance of the related Mezzanine Loan and 100% of the replacement cost (not allowing reduction in insurance proceeds for depreciation) of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy providing coverage for at least twelve months (other than for manufactured housing communities); (c) a flood insurance policy (if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the holder of the Mortgage, its successors and assigns as mortgagee as an additional insured in the case of liability insurance policies or as a loss payee in the case of property insurance policies. Such insurance policy is not terminable (nor may the amount of coverage provided thereunder be reduced) without prior written notice to the holder of the Mortgage, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to purchase and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction or defeasance of the principal amount of the Mortgage Loan.

      (27) Taxes and Assessments. There are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

      (28) Mortgagor Bankruptcy. No Mortgagor, Pledgor, non-recourse carve-out guarantor or tenant physically occupying 25% or more (by square feet) of the net rentable area of a Mortgaged Property is a debtor in any state or federal bankruptcy or insolvency proceeding.

      (29) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mezzanine Loan is secured in whole or in part by the interest of a Mortgagor that is a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), such Mortgaged Property consists of the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"). With respect to any Mezzanine Loan indirectly secured by a Ground Lease but not by the related Fee Interest:

      (a) Such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the holder of the related Mortgage and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns


                                     VII-5
in a manner that would adversely effect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the terms of such Ground Lease since the origination of the related Mezzanine Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

      (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

      (c) The Mortgagor's interest in such Ground Lease is assignable to the holder of the related Mortgage and is further assignable by the holder of the related Mortgage, its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Purchase Date) and, in the event that it is so assigned, is further assignable by the holder of the related Mortgage and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor. If required by the Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of the Ground Lease;

      (d) In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related Mortgagor was not then in default under such Ground Lease. The Ground Lease provides that no material amendment to the Ground lease is effective against the mortgagee under such Mortgage Loan unless the mortgagee has consented thereto. Such Ground Lease is in full force and effect, and Seller and any servicer acting on Seller's behalf have received no notice that an event of default has occurred thereunder or that the Ground lease has terminated, and there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

      (e) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease to the extent such Ground Lease requires such notice, further (B) provides that no notice of termination given under such Ground Lease (including rejection of such Ground Lease in a bankruptcy proceeding) is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease;

      (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease by foreclosure or otherwise if possession is necessary to effect a cure) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

      (g) Such Ground Lease has an original term (including any extension options set forth therein which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) which extends not less than twenty years beyond the stated maturity date of the related Mezzanine Loan and ten years beyond the amortization period for the related Mezzanine Loan;


                                     VII-6

      (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award other than in respect of a total loss will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

      (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located and such Ground Lease contains a covenant that the ground lessor is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason or in any manner which would materially adversely affect the security provided by the related Mortgage; and

      (j) Such Ground Lease provides, or the lessor has otherwise agreed, that such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors and assigns, provided such mortgagee has provided the ground lessor with notice of its lien in accordance with the terms of the Ground Lease.

      (30) Escrow Deposits. All escrow deposits and payments (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to each Mortgage Loan and related Mezzanine Loan that are, as of the Purchase Date required to be deposited or paid to the lender under the terms of the related Mortgage Loan Documents have been so deposited or paid and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of mortgagee or its agents (which shall include the applicable servicer of the Mortgage Loan). Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Purchase Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

      (31) No Mechanics' Liens. As of the date of the Mortgage, each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein or otherwise bonded.


                                     VII-7

      (32) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full or defeasance of all amounts due under the related Mezzanine Loan. The Mortgages relating to the Mezzanine Loans identified on the Mezzanine Loan Schedule require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by, Seller to be material in the underwriting of the Mezzanine Loan, either (1) the payment of a release price set forth therein and prepayment consideration in connection therewith or (2) the partial defeasance of such Mortgage Loan.

      (33) No Material Default. There exists no monetary default and no material non-monetary default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan or the related Mezzanine Loan, in any such case to the extent the same materially and adversely affects the value of the Mezzanine Loan and the related Mortgaged Property. Neither the Mortgage Loan seller nor any servicer acting on its behalf has issued any notice of default, breach or violation related to the Mortgage Loan, accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan. Neither the Mezzanine Loan seller nor any servicer acting on its behalf has issued any notice of default, breach or violation related to the Mezzanine Loan, accelerated the Mezzanine Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mezzanine Loan.

      (34) Local Law Compliance. The improvements located on or forming part of each Mortgaged Property complies in all material respects with applicable zoning laws and ordinances, or constitutes a legal non-conforming use or structure or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed at origination or (ii) the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan. As of the date of origination of the Mortgage Loan, with respect to each legal non-conforming use or structure, if a casualty occurred at that time, the Mortgaged Property could have been restored or repaired to such an extent that the use or structure of the restored or repaired property would be substantially the same use or structure, or law and ordinance insurance has been obtained, or a holdback was established and the Mortgagor is required to cause the Mortgaged Property to become a conforming use or structure.

      (35) Junior Liens. None of the Mortgage Loans or related Mezzanine Loans permits the related Mortgaged Property or pledged equity to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage or Pledge without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The pledged equity is not, and none of the Mortgaged Properties is, encumbered by any lien junior to the lien of the related Mortgage. Each Mezzanine Loan contains a "due on sale" clause that provides for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan or Mortgage Loan if, without the prior written consent of the holder thereof, the related Mortgaged Property, or any material portion thereof, or pledged equity or a controlling interest in the direct or indirect ownership interests in the Mortgagor is directly or indirectly transferred, sold, or pledged.


                                     VII-8

      (36) Actions Concerning Mezzanine Loans. There are no actions, suits, governmental investigations or proceedings pending or threatened before any court, governmental authority, administrative agency or arbitrator concerning any Mezzanine Loan or Mortgage Loan or the related pledgor or Mortgagor or pledged equity or Mortgaged Property that, if determined adversely, would adversely affect title to the Mezzanine Loan or Mortgage Loan or the validity or enforceability of the related Pledge or Mortgage or that might materially and adversely affect the value of the pledged equity or Mortgaged Property, the current ability of the Mortgaged Property to generate net operating income to service the Mortgage Loan, the principal benefit of the security intended to be provided for the Mezzanine Loan or Mortgage Loan, or the current use of the Mortgaged Property.

      (37) Servicing. The servicing and collection practices used by Seller and any servicer of the Mortgage Loan or related Mezzanine Loan have been in all material respects legal, proper and prudent and have met customary industry standards for servicing of commercial Mortgage or Mezzanine Loans.

      (38) Licenses and Permits. The related Mortgagor is in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated and, as of the Purchase Date, the Seller has no written notice that the related Mortgagor was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued. The Mortgage Loan requires the related Mortgaged Property to be in material compliance with laws and regulations applicable to the Mortgaged Property, in each case to the extent required by law.

      (39) Non-Recourse Exceptions. The related Mezzanine Loan and Mortgage Loan documents contain provisions providing for recourse against the related Pledgor or Mortgagor, a principal of such Pledgor or Mortgagor or an entity controlled by a principal of such Pledgor or Mortgagor, or a natural person, for damages sustained in connection with the Pledgor's or Mortgagor's (i) fraud, (ii) intentional misrepresentation, (iii) misappropriation or misapplication of rents or amounts due lender, insurance proceeds or condemnation proceeds, (iv) voluntary bankruptcy, (v) failure to obtain prior consent to any encumbrance of the pledged equity under the Mezzanine Loan Documents, (vi) willful misconduct resulting in waste of a Mortgaged Property. The related Mezzanine Loan and Mortgage Loan documents contain provisions pursuant to which the related pledgor or Mortgagor, a principal of such pledgor or Mortgagor or an entity controlled by a principal of such pledgor or Mortgagor, or a natural person, has agreed to indemnify the pledgee or mortgagee for damages resulting from violations of any applicable environmental covenants.

      (40) Single Purpose Entity. The pledgor and Mortgagor on each Mezzanine Loan and related Mortgage Loan were, as of the origination of the Mezzanine Loan, Single Purpose Entities. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning the pledged equity or the Mortgaged Properties securing the Mezzanine Loans or Mortgage Loans and prohibit it from engaging in any business unrelated to such pledged equity or Mortgaged Property or Properties, and whose


                                     VII-9
organizational documents further provide, or which entity represented in the related Mezzanine Loan or Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in such pledged equity or interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Pledge or Mortgage or the other related Mezzanine Loan or Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person, that it will not guarantee or assume the debts of any other person, that it will not commingle assets with Affiliates, and that it will not transact business with Affiliates except on an arm's length basis. Each Pledgor and Mortgagor of a Mezzanine Loan and Mortgage Loan is an entity which has represented in connection with the origination of the Mezzanine Loan or Mortgage Loan, or whose organizational documents as of the date of origination of the Mezzanine Loan or Mortgage Loan provide that so long as the Mezzanine Loan is outstanding it will have at least one independent director. There are Insolvency/Non-Consolidation opinions with respect to each of the Pledgor and Mortgagor and all of the assumptions made in each such opinion are true and correct.

      (41) Separate Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy.

      (42) Operating or Financial Statements. The related Mortgage Loan Documents require the related Mortgagor to furnish to the mortgagee at least quarterly and annually an operating statement and rent roll (if there is more than one tenant) with respect to the related Mortgaged Property and at least annually financial statements of the Mortgagor.

      (43) Security Interests in Hospitality Properties. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph 25 above) first priority security interest in all items of personal property owned by the related Mortgagor which are material to the conduct in the ordinary course of the Mortgagor's business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law).

      (44) Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Mortgagee.

      (45) Fee Simple or Leasehold Interests. The interest of the related Mortgagor in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.


                                     VII-10

      (46) Assignment of Collateral. There is no material collateral securing any Mezzanine Loan that has not been assigned to the holder of the Mezzanine Loan.

      (47) Terrorism Insurance. With respect to each Mortgage Loan, the related all risk insurance policy and business interruption policy did not as of the date of origination of the Mortgage Loan, and does not as of the date hereof, specifically exclude acts of terrorism from coverage. With respect to each of the Mortgage Loans, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability.

      (48) Transfers and Pledges. The Mezzanine Loan Collateral consists of the pledge of all of the ownership interests of the Mortgagor. Transfer and pledge restrictions under the Mezzanine Loan Documents apply to the sponsoring entity, Mortgagor, principal, Mortgagor and mortgage principal.

      (49) Management Agreement. The management agreement relating to the Mezzanine Loan is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice, would constitute a default thereunder.

      (50) Illegal Activity. No portion of any Mortgaged Property has been or will be purchased with proceeds of any illegal activity.

      (51) Embargoed Person. With respect to each Underlying Asset, (a) none of the funds or other assets of Mortgagor, mezzanine borrower, principal and guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Mortgagor, principal or guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Mezzanine Loan made by the Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in Mortgagor, mezzanine borrower, principal or guarantor, as applicable, with the result that the investment in Mortgagor, mezzanine borrower, principal or guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Mezzanine Loan is in violation of law; and (c) none of the funds of Mortgagor, mezzanine borrower, principal or guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Mortgagor, mezzanine borrower, principal or guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Mortgage Loan or Mezzanine Loan is in violation of law.

      (52) Franchise Agreement. The Franchise Agreement and the License granted thereby are in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder. Mortgagor has all rights to use the License granted under the Franchise Agreement.


                                     VII-11

      (53) Lockbox. Any agreements executed in connection with the creation of a Collection Account create a valid and continuing security interest (as defined in the Uniform Commercial Code in effect in the State of New York) in each of such Collection Accounts in favor of Buyer, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from Mortgagor. Each Collection Account constitutes a "deposit account" within the meaning of the Uniform Commercial Code in effect in the State of New York. Seller has directed the Servicer to cause each Depository to agree to comply with all written instructions originated by Buyer, without further consent by Mortgagor, directing disposition of all sums at any time held, deposited or invested in the Collection Accounts, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities. The Collection Accounts are not in the name of any Person other than Mortgagor, as pledgor, or Lender, as pledgee. Seller has not consented to the Depository complying with instructions with respect to the Collection Account from any Person other than Buyer.

      (54) Compliance with Usury and Other Laws. The Mezzanine Loan, and each party involved in the origination of the Mezzanine Loan, complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Any and all other requirements of any federal, state or local laws applicable to the Mezzanine Loan have been complied with.

      (55) Authorized to do Business. To the extent required under applicable law, Seller is authorized to transact and do business in each jurisdiction in which a Mortgaged Property is located at all times when it held the Mezzanine Loan.

      (56) Mezzanine Loan Documents. The Mezzanine Loan Documents contain provisions for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (A) the Mezzanine borrower voluntarily transfers or encumbers all or any portion of any related Mezzanine collateral, or (B) any direct or indirect interest in Mortgagor is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the Mezzanine Loan Documents.

      (57) Collateral Secures Mezzanine Loans Only. The Mezzanine collateral does not secure any mezzanine loan other than the Mezzanine Loan in which an interest is being transferred and assigned to the Buyer hereunder (except for Mezzanine Loans, if any, which are cross-collateralized with other Mezzanine Loans in which interests are being conveyed to the Buyer or subsequent transferee hereunder and identified on the Asset Schedule).

      (58) MERS Underlying Asset. With respect to each Mezzanine Loan that is a MERS Underlying Asset, the related Mortgagor is registered with MERS and each assignment of the MERS Underlying Asset has been registered with MERS.


                                     VII-12

                                                                    EXHIBIT VIII

                    REPRESENTATIONS AND WARRANTIES REGARDING
                           EACH PARTICIPATION INTEREST

      1. Validity of Documents. The Participation Agreement and any other agreement executed and delivered by the Seller in connection with a Participation Interest are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. Seller had legal capacity to enter into the Participation Agreement and the legal capacity to execute and deliver the Participation Agreement, and the Participation Agreement has been duly and properly executed by the maker thereof and any other signatory thereto. The Participation Agreement is in full force and effect, and the enforceability of the Participation Agreement has not been contested by any person or entity.

      2. Original Terms Unmodified. The terms of the Participation Agreement have not been impaired, altered or modified in any material respect.

      3. No Defenses. The Participation Interest is not subject to any right of rescission, set-off, counterclaim or defense nor will the operation of any of the terms of the Participation Agreement, or the exercise of any right thereunder, render the Participation Agreement unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

      4. No Defaults. To Seller's knowledge there is no default, breach, violation or event of acceleration existing under the Participation Agreement and to Seller's knowledge no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder.

      5. Delivery of Participation Documents. The Participation Agreement has been delivered to the Buyer or the Custodian.

      6. No Conflicts. The execution, delivery and performance of the Participation Agreement by the Seller do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the Participation Agreement) under, any mortgage, deed of trust, agreement, partnership agreement, or other agreement or instrument to which Seller is a party or to which any of its property is subject, nor will such action result in any violation of the provisions of any statute of any jurisdiction over Seller, and any qualification of or with any governmental authority required for the execution, delivery, and performance by Seller of the Participation Agreement has been obtained and is in full force and effect.

      7. Participation Interest Assignable. The Participation Interest is assignable to the Buyer. The Participation Agreement permits Seller and Buyer to freely sell, assign, pledge, transfer or rehypothecate such Participation Interest subject to the terms of the Participation Agreement.


                                     VIII-1

      8. No Satisfaction or Prepayment of Participation Interest. The Participation Interest has not been satisfied, canceled, subordinated, released or rescinded, in whole or in part, in any material respect.

      9. Ownership. Seller is the sole owner and holder of the Participation Interest. The Participation Interest has not been assigned or pledged by Seller, and Seller has good, indefeasible and marketable title to the Participation Interest, and has full right, subject to the terms of the Participation Agreement, to transfer, pledge and assign the Participation Interest to the Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to the terms of the Participation Agreement but subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge the Participation Interest pursuant to this Agreement, and following the pledge of the Participation Interest, the Buyer will hold such Participation Interest free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

      10. Financial Information. To Seller's knowledge and based upon the related participant's representations and warranties, all financial data, including, without limitation the statements of cash flow and income and operating expense, that have been delivered to Seller (i) are true, complete, and correct in all material respects, and (ii) accurately represent the financial condition of such participant as of the date of such reports.


                                     VIII-2

                                                                      EXHIBIT IX

                           Underlying Loan Information

                            Investment & Loan Set-Up

      I.    Investment Background

      Investment name and location:
      Mortgagor and principals:  .
      Type of investment:
      Deal team:
      Closing Attorney:
      Closing Date:
      Funding Date:

      Investment Amount:
      Premium/discount (% and $ amount):
      Adjusted gross investment commitment:
      Participants:
      Repo Advance Rate:
      Net investment commitment:
      Net investment funded at closing:
      Net investment unfunded commitment:
      Accrued interest acquired ($):

      II.   Rate/Term/Fees/Guarantees/Reserves

      Interest rate (floating/fixed):
      LIBOR in place at funding date:
      LIBOR Floor:
      Amount of LIBOR Floor:
      Interest due date:
      Interest rate re-set date:
      Interest Accrual Period:
      1st Interest Payment Due Date:
      Rate if fixed:
      Index if floating:
      Rounding factor for index:

      Spread if floating:
      Calculation basis:
      Pay/accrual:
      Contingent interest:
      Amortization:
      Stub Interest (days):
      Stub Interest ($):
      Lock Box:
      Servicing Fee:
      Special Servicing Fee:
      Trustee Servicing Fee:
      Initial term:
      Maturity date:
      Origination/Commitment Fee:
      Due Diligence Deposit:
      Application Fee:
      Additional Interest (Exit):
      Extension Term:
      Extended Maturity date:
      Additional Interest (Extension):
      Prepayment/Defeasance:
      Reserves:
               Initial Tax Escrow:
               Required Repairs Reserve:
               Liquidity Reserve:
      Tax escrows:
      Insurance escrows:
      Total Reserves:
      Payment Guarantee (amount):
      Guarantor:
      Guaranty Collateral:
      Lock-Out/Call Protection:
      Financial Reporting Requirements:
                    Monthly Statements:
                    Quarterly Statements:
                    Annual Statements:
                    Annual Budget:

      III.  Seller/Repo Financing

      Firm:
      Advance Rate:
      Cost of Financing:
      Contact:

      IV.   Senior / Junior Financing

      First Mortgage Loan:
      Senior Mezzanine Loan:
      Junior Mezzanine Loan:

      V.    Summary of Participation Rights:

      1)


      VI.   Hedging Information

      Senior Loan Interest Rate Cap:
      Date of Agreement:
      Notional Amount:
      Strike Prices:
      Cost:
      Beneficiary:
      Counterparty:
      Placement Agent:

      Senior Mezzanine Loan Interest Rate Cap:
      Date of Agreement:
      Notional Amount:
      Strike Prices:
      Cost:
      Beneficiary:
      Counterparty:
      Placement Agent:

      Junior Mezzanine Loan Interest Rate Cap:
      Date of Agreement:
      Notional Amount:
      Strike Prices:
      Cost:
      Beneficiary:
      Counterparty:
      Placement Agent:

      VII.  Non-Reimbursable Transaction Expenses

            Legal Fees
            Meals
            Travel/Airfare
            Insurance Review
            Total

                                                                       EXHIBIT X

                              TRANSACTION PROCEDURE

      Preliminary Approval of New Asset Which is an Eligible Asset.

            (a) Seller may, from time to time, submit to Buyer a Preliminary Due Diligence Package for Buyer's review and approval in order to enter into a Transaction with respect to any New Asset that Seller proposes to be included as an Eligible Asset under this Agreement.

            (b) Buyer shall have the right to request additional due diligence materials and deliveries that Buyer shall specify on a Supplemental Due Diligence List. Upon Buyer's receipt of all of the Diligence Materials or Buyer's waiver thereof, Buyer shall following receipt of internal credit approval, either (i) notify Seller of the Purchase Price and the Market Value for the New Asset, subject to documentation satisfactory to Buyer, or (ii) deny, in Buyer's sole and absolute discretion, Seller's request for a Transaction. Buyer shall use its best efforts to make a determination about entering into a Transaction as soon as possible after receiving the aforementioned Diligence Materials, but if Buyer shall not have responded to Seller within ten (10) Business Days of its receipt of such Diligence Materials, the parties agree that Buyer shall be deemed on the tenth (10th) Business Day to have given a negative response.

      Final Approval of New Asset which is an Eligible Asset. Upon Buyer's notification to Seller of the Purchase Price and the Market Value for any New Asset which is an Eligible Asset, Seller shall, if Seller desires to enter into a Transaction with respect to such New Asset, satisfy the conditions set forth below except to the extent waived by Buyer (in addition to satisfying the conditions precedent to obtaining each advance, as set forth in Section 2(b) of this Agreement) as a condition precedent to Buyer's approval of such New Asset as an Eligible Asset, all in a manner reasonably satisfactory to Buyer and subject to documentation satisfactory to Buyer:

            (a) Delivery of Purchased Asset Documents. Seller shall deliver to
      Buyer: (i) with respect to a New Asset that is a Pre-Existing Asset, each of the Purchased Asset Documents, except Purchased Asset Documents that Seller expressly and specifically disclosed in Seller's Preliminary Due Diligence Package were not in Seller's possession; and (ii) with respect to a New Asset that is an Originated Asset, each of the Purchased Asset Documents.

            (b) Environmental and Engineering. Buyer shall have received a satisfactory "Phase 1" (and, if necessary, a satisfactory "Phase 2") environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Buyer, by an engineer or environmental consultant reasonably approved by Buyer.

            (c) Appraisal. Buyer shall have received either an appraisal approved by Buyer (or a Draft Appraisal, if Buyer approves such Draft Appraisal in lieu of a final appraisal), each by an MAI appraiser. If Buyer receives only a Draft Appraisal prior to entering into a Transaction, Seller shall deliver an appraisal approved by Buyer by an MAI appraiser on or before thirty (30) days after the Purchase Date.

            (d) Insurance. Buyer shall have received certificates or other evidence of insurance demonstrating insurance coverage in respect of the Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Asset Documents. Such certificates or other evidence shall indicate that Seller will be named as an additional insured under liability policies as its interest may appear and shall contain a loss payee endorsement under casualty policies in favor of Seller with respect to the policies required to be maintained under the Purchased Asset Documents.

            (e) Survey. Buyer shall have received all surveys of the Property that are in Seller's possession.

            (f) Lien Search Reports. Buyer or Buyer's counsel shall have received, as reasonably requested by Buyer, satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies acceptable to Buyer with respect to the Eligible Asset, Property, Seller and Mortgagor, such searches to be conducted in each location Buyer shall designate.

            (g) Opinions of Counsel. Buyer shall have received copies of all legal opinions in Seller's possession with respect to the Eligible Asset which shall be in form and substance satisfactory to Buyer.

            (h) Additional Real Estate Matters. Seller shall have delivered to Buyer to the extent in Seller's possession such other real estate related certificates and documentation as may have been requested by Buyer, such as: (i) certificates of occupancy issued by the appropriate Governmental Authority and either letters certifying that the Property is in compliance with all applicable zoning laws issued by the appropriate Governmental Authority of evidence that the related Title Policy includes a zoning endorsement and (ii) copies of all leases in effect at the Property and estoppel certificates that were required in the origination of the applicable loan from any ground lessor and from any tenants .

            (i) Other Documents. Buyer shall have received such other documents as Buyer or its counsel shall reasonably deem necessary.

                                                                      EXHIBIT XI

                        LIST OF NON-PERMITTED TRANSFEREES

Cap Lease Funding
Northstar
Arbor Financial
Lexington Property Trust
American Financial Realty Trust
iStar
Gramercy Capital

                                                                     EXHIBIT XII

                      FORM OF OPINION OF COUNSEL TO SELLER

      1. Seller is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to enter into and perform its obligations under this Agreement and the Custodial Agreement. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller and its subsidiaries, considered as a whole.

      2. This Agreement and the Custodial Agreement have each been duly authorized, executed and delivered by Seller, and each constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

      3. No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Seller for the consummation of the transactions contemplated by this Agreement or the Custodial Agreement.

      4. The consummation of any of the transactions contemplated by this Agreement and the Custodial Agreement will not conflict with, result in a breach of, or constitute a default under the certificate of incorporation or bylaws of Seller or the terms of any indenture or other agreement or instrument known to us to which Seller is party or bound, or any order known to such counsel to be applicable to Seller or any regulations applicable to Seller, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Seller.

      5. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Seller or relating to the transaction contemplated by this Agreement or the Custodial Agreement which, if adversely determined, would have a material adverse effect on Seller.

      6. In the event that the transactions are deemed "Loans" instead of "Sales," the Agreement, together with the delivery of the Purchased Assets to the Custodian, creates a valid, perfected first-priority security interest in such Purchased Assets in favor of Buyer.

      7. In the event of an insolvency of Seller's parent, Seller's assets (including the Purchased Assets and proceeds thereof) would not be consolidated in the parent's bankruptcy estate.

      8. The transaction by which Seller acquired each Eligible Asset was a legal true sale.


                                      XII-1

                                                                    EXHIBIT XIII

                            FORM OF BAILEE AGREEMENT

                        111 DEBT ACQUISITION -- TWO, LLC


                                     XIII-1

                                7 Bullfinch Place
                                    Suite 500
                           Boston, Massachusetts 02114

                                                        ________________ __, 20_

[BAILEE]
[ADDRESS]

      Re: Bailee Agreement (the "Bailee Agreement") in connection with the sale under a Master Repurchase Agreement by 111 Debt Acquisition -- Two, LLC (the "Seller") to Bear, Stearns International Limited (the "Buyer")

Ladies and Gentlemen:

      In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Buyer and [BAILEE] (the "Bailee") hereby agree as follows:

      1. The Seller shall deliver to the Bailee in connection with any Purchased Assets delivered to the Bailee hereunder an Identification Certificate in the form of Attachment 1 attached hereto to which shall be attached a Purchased Asset Schedule identifying which Purchased Assets are being delivered to the Bailee hereunder. Such Purchased Asset Schedule shall contain the following fields of information with respect to the Purchased Assets: (a) the loan identifying number; (b) the Mortgagor's name; (c) the street address, city, state and zip code for the applicable real property; (d) the original balance; and (e) the current principal balance if different from the original balance and such other information as the Seller and Buyer shall require.

      2. On or prior to the date indicated on the Custodial Delivery delivered by the Seller (the "Purchase Date"), the Seller shall have delivered to the Bailee, as bailee for hire, the original documents set forth on Schedule A attached hereto (collectively, the "Purchased Asset File") for each of the Purchased Assets (each a "Purchased Asset" and collectively, the "Purchased Assets") listed in Exhibit A to Attachment 1 attached hereto (the "Purchased Asset Schedule").

      3. The Bailee shall issue and deliver to the Buyer and the Custodian on or prior to the Purchase Date by facsimile (a) in the name of the Buyer, an initial trust receipt and certification in the form of Attachment 2 attached hereto (the "Trust Receipt") which Trust Receipt shall state that the Bailee has received the documents comprising the Purchased Asset File as set forth in the Custodial Delivery (as defined in that certain Custodial Agreement dated as of May 24, 2006, among Seller, Buyer and Custodian (as defined in Section 5 below), in addition to such other documents required to be delivered to Buyer and/or Custodian pursuant to the Master Repurchase Agreement dated as of May 24, 2006, among Seller and Buyer (the "Master Repurchase Agreement").


                                     XIII-2

      4. On the applicable Purchase Date, in the event that the Buyer fails to purchase any New Asset from the Seller that is identified in the related Custodial Delivery- Certificate, the Buyer shall deliver by facsimile to the Bailee at [FAX NUMBER] to the attention of [BAILEE], an authorization (the "Facsimile Authorization") to release the Purchased Asset Files with respect to the Purchased Assets identified therein to the Seller. Upon receipt of such Facsimile Authorization, the Bailee shall release the Purchased Asset Files to the Seller in accordance with the Seller's instructions.

      5. Following the Purchase Date, the Bailee shall forward the Purchased Asset Files to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1640, Chicago, Illinois 60603, Attention: Paula J. Wirth (the "Custodian") by insured overnight courier for receipt by the Custodian no later than 1:00 p.m. on the third Business Day following the applicable Purchase Date (the "Delivery Date").

      6. From and after the applicable Purchase Date until the time of receipt of the Facsimile Authorization or the applicable Delivery Date, as applicable, the Bailee (a) shall maintain continuous custody and control of the related Purchased Asset Files as bailee for the Buyer and (b) is holding the related Purchased Assets as sole and exclusive bailee for the Buyer unless and until otherwise instructed in writing by the Buyer.

      7. The Seller agrees to indemnify and hold the Bailee and its partners, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee) were imposed on, incurred by or asserted against the Bailee because of the breach by the Bailee of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Bailee or any of its partners, directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of the Bailee or the termination or assignment of this Bailee Agreement.

      8. (a) In the event that the Bailee fails to produce a certificate representing a Participation Interest or a Mortgage Note, Mezzanine Note, assignment of a Purchased Asset or any other document related to a Purchased Asset that was in its possession within ten (10) business days after required or requested by the Seller or Buyer (a "Delivery Failure"), the Bailee shall indemnify the Seller or Buyer in accordance with the succeeding paragraph of this Section 8.

            (b) The Bailee agrees to indemnify and hold the Buyer and Seller, and their respective Affiliates and designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure or the Bailee's gross negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement.


                                     XIII-3

      9. The Seller hereby represents, warrants and covenants that the Bailee is not an Affiliate of or otherwise controlled by the Seller. Notwithstanding the foregoing, the parties hereby acknowledge that the Bailee hereunder may act as Counsel to the Seller in connection with a proposed loan and [BAILEE], if acting as Bailee, has represented Seller in connection with negotiation, execution and delivery of the Master Repurchase Agreement.

      10. In connection with a pledge of the Purchased Assets as collateral for an obligation of the Buyer, the Buyer may pledge its interest in the corresponding Purchased Asset Files held by the Bailee for the benefit of the Buyer from time to time by delivering written notice to the Bailee that the Buyer has pledged its interest in the identified Purchased Assets and Purchased Asset Files, together with the identity of the party to whom the Purchased Assets have been pledged (such party, the "Pledgee"). Upon receipt of such notice from the Buyer, the Bailee shall mark its records to reflect the pledge of the Purchased Assets by the Buyer to the Pledgee. The Bailee's records shall reflect the pledge of the Purchased Assets by the Buyer to the Pledgee until such time as the Bailee receives written instructions from the Buyer that the Purchased Assets are no longer pledged by the Buyer to the Pledgee, at which time the Bailee shall change its records to reflect the release of the pledge of the Purchased Assets and that the Bailee is holding the Purchased Assets as custodian for, and for the benefit of, the Buyer.

      11. From time to time, subject to the acceptance and approval of Buyer, Seller may request pursuant to a request substantially in the form of Annex 6 to the Custodial Agreement the delivery by the Custodian to the Bailee of some or all of the Purchased Asset File for the purposes set forth in such request. Upon receipt of the Purchased Asset File or such portions thereof, Bailee shall hold the same as sole and exclusive bailee for the Buyer until such time as the Purchased Asset File, or such portions thereof, are redelivered to the Custodian or to such other Persons, as otherwise directed by Buyer, subject in either case to the provisions set forth herein governing standards of care and indemnification and except as otherwise provided by any document specifically amending, supplementing or modifying the terms hereof which is executed and delivered by all parties hereto in connection with such delivery of the Purchased Asset File, or such portions thereof, to Bailee. Notwithstanding anything to the contrary contained in this Section 11, Bailee shall have the right to deliver such Purchased Asset File, or portions thereof, to Buyer upon five (5) days' written notice to Buyer.

      12. The agreement set forth in this Bailee Agreement may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

      13. This Bailee Agreement may not be assigned by the Seller or the Bailee without the prior written consent of the Buyer.

      14. For the purpose of facilitating the execution of this Bailee Agreement as herein provided and for other purposes, this Bailee Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.


                                     XIII-4

      15. This Bailee Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      16. Capitalized terms used herein and defined herein shall have the meanings ascribed to them in the Master Repurchase Agreement.

                         [signatures begin on next page]


                                     XIII-5

                                             Very truly yours,

                                             111 DEBT ACQUISITION -- TWO, LLC, a
                                             Delaware limited liability company


                                             By: _______________________________
                                             Name:
                                             Title:

ACCEPTED AND AGREED:

[BAILEE],
Bailee


By: _______________________________
Name:  [BAILEE]

ACCEPTED AND AGREED:

BEAR, STEARNS INTERNATIONAL LIMITED


By: _______________________________
Name:
Title:


                                     XIII-6

                                   Schedule A

                 [List of Documents in the Purchased Asset File]


                                     XIII-7

                                  Attachment 1

                           IDENTIFICATION CERTIFICATE

      On this _____ day of ____________, 2006, 111 Debt Acquisition -- Two, LLC (the "Seller"), under that certain Bailee Agreement of even date herewith (the "Bailee Agreement"), among the Seller, [BAILEE], (the "Bailee"), and BEAR, STEARNS INTERNATIONAL LIMITED, as Buyer, does hereby instruct the Bailee to hold, in its capacity as Bailee, the Purchased Asset Files with respect to the Purchased Assets listed on Exhibit A hereto, which Purchased Assets shall be subject to the terms of the Bailee Agreement as of the date hereof.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Bailee Agreement.

      IN WITNESS WHEREOF, the Seller has caused this Identification Certificate to be executed and delivered by its duly authorized officer as of the day and year first above written.

                                               111 DEBT ACQUISITION -- TWO, LLC,
                                               Seller


                                               By: _____________________________
                                               Name:
                                               Title:


                                     XIII-8

                            Exhibit A to Attachment 1

                            PURCHASED ASSET SCHEDULE

Loan name;
Structure of Transaction:  Senior Tranche, Juniors and Mezz, if any;
Type of eligible asset (participation/b note/mezz loan);
Mortgagors name and address;
Principal/sponsor's name and address;
Whether such mortgage loan has a guarantor;
Guarantor's name and address;
Property type of each mortgaged property;
Address of each mortgaged property;
Original balance;
Current principal balance;
Origination date of loan:
        (a) original term to stated maturity or anticipated repayment date,
        (b) remaining term to stated maturity or anticipated repayment date, and
        (c) maturity or anticipated repayment date;
Current Interest Rate;
Interest calculation method (e.g. 30/360, actual/360);
Due date for monthly payments;
Debt service coverage ratio at origination, if available, and at the cut-off date;
Property appraised value at origination and at the cut-off date;
Loan to value ratio of the mortgaged property at origination and at any later date for which an appraised value was determined;
Any loans cross-defaulted or cross-collateralized with a mortgage loan; Originator of such mortgage loan


                                     XIII-9

                                  Attachment 2

                              FORM OF TRUST RECEIPT

                                                       ________________ __, 200_

Bear, Stearns International Limited
383 Madison Avenue
New York, New York 10179

      Re: Bailee Agreement, dated as of ___________ __, 2006 (the "Bailee Agreement") among 111 Debt Acquisition -- Two, LLC (the "Seller"), Bear, Stearns International Limited (the "Buyer") and [BAILEE] (the "Bailee")

Ladies and Gentlemen:

      In accordance with the provisions of Paragraph 3 of the above-referenced Bailee Agreement, the undersigned, as the Bailee, hereby certifies that as to each Purchased Asset described in the Purchased Asset Schedule (Exhibit A to Attachment 1), a copy of which is attached hereto, it has reviewed the Purchased Asset File and has determined that (1) all documents listed in Schedule A attached to the Bailee Agreement are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and relate to such Purchased Asset, and (iii) based on its examination, the foregoing documents on their face satisfy the requirements set forth in Paragraph 2 of the Bailee Agreement.

      The Bailee hereby confirms that it is holding each such Purchased Asset File as agent and bailee for the exclusive use and benefit of the Buyer pursuant to the terms of the Bailee Agreement.

      All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Bailee Agreement.

                                                [BAILEE], BAILEE


                                                By: ____________________________
                                                Name:  [BAILEE]


                                    XIII-10

                                                                     EXHIBIT XIV

                                   [RESERVED]


                                     XIV-1

                                  SCHEDULE 1-A

                         Form of UCC Financing Statement

Debtor:                                      Secured Party:
111 Debt Acquisition -- Two, LLC             Bear, Stearns International Limited
7 Bullfinch Place                            383 Madison Avenue
Suite 500                                    New York, New York  10179
Boston, Massachusetts  02114

                     ATTACHMENT A TO UCC FINANCING STATEMENT

      This filing is for protective purposes only with respect to the Purchased Assets in case the sale of any Purchased Asset under the Repurchase Agreement is re-characterized as a grant of a security interest in any such Purchased Asset. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Repurchase Agreement (defined below).

      The collateral covered by this financing statement is all of the Debtor's right, title and interest in, to and under the following property, whether now owned or existing, hereafter acquired or arising, or in which the Debtor now or hereafter has any rights, and wheresoever located (the "Collateral"):

(a) all of the Purchased Assets including those identified in Schedule I hereto, all Income from such Purchased Assets and all proceeds of all of the foregoing, and

(b) all Hedging Transactions relating to Purchased Assets entered into by Seller and all proceeds thereof.

      The following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

      "Buyer" means Secured Party.

      "Custodian" means LaSalle Bank National Association or any successor Custodian appointed by Buyer.

      "Eligible Assets" means any of the following types of loans listed below:

(i) Participation Interests in Whole Loans, B Notes or Mezzanine Loans that are performing (i.e., current and not in monetary or material non-monetary default such that remedies can be exercised by any Person) commercial mortgage loans secured by first liens on multifamily and commercial real property with respect to which the ratio of loan to value as determined by Buyer, in the exercise of its commercially reasonable judgment, for the real property securing directly such loan (including for purposes of this calculation, such loan and any loan senior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed the percentage stated in the Confirmation.


                                     1-A-1

(ii) any other investment presented to and approved by Buyer in its sole discretion which does not conform to the criteria set forth in clause (i) above and which Buyer elects in its sole discretion to purchase.

      "Hedging Transactions" means, with respect to any or all of the Purchased Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller, with Buyer or its Affiliates as counterparties or one or more other counterparties acceptable to Buyer.

      "Income" means, with respect to any Purchased Asset at any time, any principal (including any principal prepayments) thereof and all interest, dividends or other distributions thereon and with respect to any associated Hedging Transaction, all proceeds thereof.

      "Person" means an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

      "Purchased Asset Documents" shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

      "Purchased Asset File" shall mean the documents specified as the "Purchased Asset File" in Section 6(b) of the Repurchase Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to the Repurchase Agreement.

      "Purchased Assets" means (i) with respect to any Transaction, the Eligible Assets sold by Seller to Buyer in such Transaction until such Eligible Assets are repurchased by Seller pursuant to this Agreement and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer and any Additional Assets delivered by Seller to Buyer pursuant to Section 3(a) of the Repurchase Agreement until (x) such Eligible Assets are repurchased by Seller pursuant to the Repurchase Agreement or (y) such Additional Assets are re-delivered to Seller by Buyer pursuant to Section 3 of the Repurchase Agreement.

      "Repurchase Agreement" means that certain Master Repurchase Agreement dated as of May 24, 2006, between Bear, Stearns International Limited and 111 Debt Acquisition -- Two, LLC, (together such other annexes and schedules attached thereto) as the same may be amended, restated or otherwise modified from time to time.

      "Seller" means Debtor.


                                     1-A-2

                                   SCHEDULE 1

      Participation Interest, dated _____ issued to __________ in the amount of $__________, in that certain Mortgage Loan [(in the original principal amount of $__________)], dated as of _______, made by ___________ to _________ under and pursuant to that certain Loan Agreement dated as of ________ between _________ and _________ and secured by that certain property located in _________, [as such Participation Interest was assigned by _________ to 111 Debt Acquisition -- Two, LLC pursuant to that certain Assignment and Assumption Agreement dated as of _________].


                                     1-A-3

                                  SCHEDULE 1-B

                    Form of UCC Financing Statement Amendment

Debtor:                                      Secured Party:
111 Debt Acquisition -- Two, LLC             Bear, Stearns International Limited
7 Bullfinch Place                            383 Madison Avenue
Suite 500                                    New York, New York  10179
Boston, Massachusetts  02114

ATTACHMENT A TO UCC FINANCING STATEMENT AMENDMENT

      his filing is for protective purposes only with respect to the Purchased Assets in case the sale of any Purchased Asset under the Repurchase Agreement is re-characterized as a grant of a security interest in any such Purchased Asset. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Repurchase Agreement (defined below).

      The collateral covered by this financing statement is all of the Debtor's right, title and interest in, to and under the following property, whether now owned or existing, hereafter acquired or arising, or in which the Debtor now or hereafter has any rights, and wheresoever located (the "Collateral"):

(a) all of the Purchased Assets including those identified in Schedule I hereto, all Income from such Purchased Assets and all proceeds of all of the foregoing, and

(b) all Hedging Transactions relating to Purchased Assets entered into by Seller and all proceeds thereof.

      The following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

      "Buyer" means Secured Party.

      "Custodian" means LaSalle Bank National Association or any successor Custodian appointed by Buyer.

      "Eligible Assets" means any of the following types of loans listed in (i) through (iv) below:

(i) Participation Interests in Whole Loans, B Notes or Mezzanine Loans that are performing (i.e., current and not in monetary or material non-monetary default such that remedies can be exercised by any Person) commercial mortgage loans secured by first liens on multifamily and commercial real property with respect


                                     1-B-1
to which the ratio of loan to value as determined by Buyer, in the exercise of its commercially reasonable judgment, for the real property securing directly such loan (including for purposes of this calculation, such loan and any loan senior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed the percentage stated in the Confirmation.

(ii) any other investment presented to and approved by Buyer in its sole discretion which does not conform to the criteria set forth in clause (i) above and which Buyer elects in its sole discretion to purchase.

      "Hedging Transactions" means, with respect to any or all of the Purchased Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller, with Buyer or its Affiliates as counterparties or one or more other counterparties acceptable to Buyer.

      "Income" means, with respect to any Purchased Asset at any time, any principal (including any principal prepayments) thereof and all interest, dividends or other distributions thereon and with respect to any associated Hedging Transaction, all proceeds thereof.

      "Person" means an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

      "Purchased Asset Documents" shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

      "Purchased Asset File" shall mean the documents specified as the "Purchased Asset File" in Section 6(b) of the Repurchase Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to the Repurchase Agreement.

      "Purchased Assets" means (i) with respect to any Transaction, the Eligible Assets sold by Seller to Buyer in such Transaction until such Eligible Assets are repurchased by Seller pursuant to this Agreement and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer and any Additional Assets delivered by Seller to Buyer pursuant to Section 3(a) of the Repurchase Agreement until (x) such Eligible Assets are repurchased by Seller pursuant to the Repurchase Agreement or (y) such Additional Assets are re-delivered to Seller by Buyer pursuant to Section 3 of the Repurchase Agreement.

      "Repurchase Agreement" means that certain Master Repurchase Agreement dated as of May 24, 2006, between Bear, Stearns International Limited and 111 Debt Acquisition -- Two, LLC, (together such other annexes and schedules attached thereto) as the same may be amended, restated or otherwise modified from time to time.

      "Seller" means Debtor.


                                     1-B-2

                                   SCHEDULE 1

      Participation Interest, dated _____ issued to __________ in the amount of $__________, in that certain Mortgage Loan [(in the original principal amount of $__________)], dated as of _______, made by ___________ to _________ under and pursuant to that certain Loan Agreement dated as of ________ between _________ and _________ and secured by that certain property located in _________, [as such Participation Interest was assigned by _________ to 111 Debt Acquisition -- Two, LLC pursuant to that certain Assignment and Assumption Agreement dated as of _________].


                                     1-B-3